                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                ALPHARMA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002
                            ------------------------

To the Stockholders of ALPHARMA INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alpharma Inc., a Delaware corporation (the "Company"), will be held at The Regency Hotel, 540 Park Avenue, New York, New York, on Thursday, May 23, 2002, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. The election of ten directors to the Company's Board of Directors, each to hold office until the 2003 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

     2. A proposal to amend the Company's 1997 Incentive Stock Option and Appreciation Right Plan, as amended, (i) to increase the number of shares available for awards thereunder by 1,500,000 shares and (ii) to extend the term of the Plan to December 31, 2010.

     3. A proposal to amend the Company's Non-Employee Stock Option Plan, as amended, (i) to increase the number of shares available for awards thereunder by 200,000 shares, (ii) to extend the term of the Plan to December 31, 2010, (iii) to increase the maximum amount of shares of Class A Common Stock as to which a director is eligible to receive options, to 10,000 and (iv) to permit directors to transfer options to purchase Class A Common Stock upon terms and conditions and to transferees as approved by the Director Options Committee.

     4. Ratifying appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

     5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 28, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

     A copy of the Company's Annual Report to stockholders for the year ended December 31, 2001 and a Proxy Statement accompany this notice.

                                          By order of the Board of Directors,

                                          Robert F. Wrobel
                                          Secretary

April 17, 2002

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 APRIL 17, 2002
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                           To Be Held on May 23, 2002

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 23, 2002 at The Regency Hotel, 540 Park Avenue, New York, New York at 9:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

     It is anticipated that this Proxy Statement and form of proxy will first be sent to the Company's stockholders on or about April 17, 2002.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

     At the Annual Meeting, the Company's stockholders will consider and act upon the following matters:

          1. The election of ten directors to the Company's Board of Directors, each to hold office until the 2003 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

          2. A proposal to amend the Company's 1997 Incentive Stock Option and Appreciation Right Plan, as amended, (the "Stock Option Plan"), (i) to increase the number of shares available for awards thereunder by 1,500,000 shares and (ii) to extend the term of the Plan to December 31, 2010.

          3. A proposal to amend the Company's Non-Employee Stock Option Plan, as amended, (the "Director Stock Option Plan"), (i) to increase the number of shares available for awards thereunder by 200,000 shares, (ii) to extend the term of the Plan to December 31, 2010, (iii) to increase the maximum amount of shares of Class A Common Stock as to which a director is eligible to receive options, to 10,000 and (iv) to permit directors to transfer options to purchase Class A Common Stock upon terms and conditions and to transferees, as approved by the Director Options Committee.

          4. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

          5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

     The close of business on March 28, 2002 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and entitled to vote at, the Annual Meeting. As of the Record Date, 39,293,180 shares of Class A Stock and 11,872,897 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

     For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists with respect to the election of directors, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For the purpose of determining whether a quorum exists with respect to amending the Stock Option Plan and the Director Stock Option Plan, ratifying the appointment of the Company's independent accountants and any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

     Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors (described below) and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

     Election of Directors. Ten directors will be elected at the Annual Meeting. As permitted under the Company's by-laws, the number of directors was increased from nine to ten pursuant to the action of the Board of Directors taken on March 22, 2002. Under the Company's Certificate of Incorporation, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but in no event less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect three directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect seven directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the three Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the seven Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

     Amending the 1997 Incentive Stock Option and Appreciation Right Plan and Director Stock Option Plan and Ratifying Appointment of the Independent Accountants. Approval of the proposals to amend, the Stock Option Plan and the Director Stock Option Plan, and the proposal to ratify the appointment of the Company's independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting.

PROXIES

     The enclosed proxy provides space for holders of Class A Stock to vote for, or withhold authority to vote for, all or any one of the Company's three nominees for Class A Directors.

     Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR (i) the election as directors of the three nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors; Nominees for Directors; Nominees for Class A Directors" below), (ii) the proposal to amend the Stock Option Plan,
(iii) the proposal to amend the Director Stock Option Plan, (iv) the proposal to ratify the appointment of the Company's independent accountants and (v) in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes. With respect to any other matter which may properly come before the meeting, abstentions, and broken non-votes will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether any matter received the requisite votes. With respect to amendment of the Company's Stock Option Plan and Director Stock Option Plan and the ratification of the appointment of the Company's independent accountants, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether such proposal received the requisite votes and (ii) broker non-votes will be considered not entitled to vote on such proposal and thus will not be counted in determining whether such proposal has received the requisite votes.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

     A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's United States executive offices, located at One Executive Drive, Fort Lee, New Jersey 07024.

     If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have therefore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

ELECTRONIC AND TELEPHONIC VOTING

     You can vote your proxies by touch-tone telephone from the U.S., using the toll-free telephone number on the proxy card, or by the Internet using the procedures and instructions described on the proxy card. Stockholders who own their common stock through a broker, also known as "street name" holders, may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures including the use of control numbers found on the proxy card are designed to authenticate stockholder identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 19, 2002 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company, (c) the Chief Executive Officer and the four other most highly compensated executive officers, (d) two former executive officers who would have been included in the four most highly compensated executive officer list if not for the fact that they were not executive officers at the end of the fiscal year ending December 31, 2001 and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                               AMOUNT AND                   PERCENT OF
                                                               NATURE OF    PERCENT OF     COMMON STOCK
                                                               BENEFICIAL      CLASS      (BOTH CLASSES)
TITLE OF CLASS OF STOCK        NAME OF BENEFICIAL OWNER        OWNERSHIP    OUTSTANDING    OUTSTANDING
-----------------------        ------------------------        ----------   -----------   --------------
Class B Common Stock     A.L. Industrier AS(1)(2)(3)           11,872,897     100.00%           26.7%
Class A Common Stock     A.L. Industrier AS(1)(2)(3)                    0         --              --
Class A Common Stock     Berger Small Cap Value Fund(4)         1,700,000       5.22            3.83
Class A Common Stock     FMR Corp.(5)                           4,571,803      14.05           10.29
Class A Common Stock     Franklin Resources(6)                  2,065,010       6.35            4.65
Class A Common Stock     Mellon Bank(7)                         2,775,466       8.53            6.25
Class A Common Stock     Morgan Stanley Dean Witter & Co.(8)    2,116,484       6.50            4.77
Class A Common Stock     Perkins, Wolf, McDonnell(9)            2,464,775       7.57            5.55
Class A Common Stock     Thomas L. Anderson(10)                     1,978          *               *
Class A Common Stock     Bruce I. Andrews(10)                       3,268          *               *
Class A Common Stock     Oyvin A. Broymer(10)                      16,000          *               *
Class A Common Stock     Richard J. Cella(10)                      10,544          *               *
Class A Common Stock     I. Roy Cohen(10)                          15,000          *               *
Class A Common Stock     Thomas G. Gibian(10)                      17,509          *               *
Class A Common Stock     Glen E. Hess(10)                          19,842          *               *
Class A Common Stock     Erik Hornnaess(10)                        16,667          *               *
Class A Common Stock     William I. Jacobs                              0         --              --
Class A Common Stock     Michael J. Nestor(10)                      1,000          *               *
Class A Common Stock     Einar W.Sissener(10)(11)(12)             333,667       1.03               *
Class A Common Stock     Jeffrey E. Smith(10)(13)                 151,405          *               *
Class A Common Stock     Erik G. Tandberg(10)(14)                  15,234          *               *
Class A Common Stock     Tore Tonne                                     0         --              --
Class A Common Stock     Peter G. Tombros(10)                      15,818          *               *
Class A Common Stock     Ingrid Wiik(10)(14)                      105,556          *               *
Class A Common Stock     Robert F. Wrobel(10)                      45,305          *               *
Class A Common Stock     All directors and executive officers
                           as a group (17 persons)(10)            867,956       2.63            1.93

---------------
  *  Indicates ownership of less than 1%.

 (1) The address of A.L. Industrier AS (formerly known as Apothekernes Laboratorium AS), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Industrier"), is Harbitzalleen 3, 0275 Oslo, Norway.

 (2) The source of this information is Amendment No. 6 to the Schedule 13D, dated October 5, 2001, filed with the Securities and Exchange Commission (the "Commission") by A.L. Industrier AS. The shares reflected in the table are held of record by A/S Wangs Fabrik ("Wangs") and A.L. Chemy A.S. ("AL Chemy") wholly owned subsidiaries of A.L. Industrier, although A.L. Industrier retains full beneficial ownership of these shares. Pursuant to a letter agreement between A.L. Industrier, Wangs and a Norwegian bank and a loan agreement between AL Chemy and the same bank, A.L. Industrier, Wangs and AL Chemy have agreed not to pledge or sell any of these shares.

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A.L. Industrier were converted as of February 19, 2002, A.L. Industrier would own approximately 26.7% of the then outstanding shares of Class A Stock.

 (4) The source of this information is Schedule 13G dated February 12, 2002, filed with the Commission by Berger Small Cap Value Fund ("Berger"). Such
     Schedule 13G reports that Berger holds shared voting power and shared dispositive power as to all shares. The address of Berger is 210 University Boulevard, Suite 900, Denver, Colorado 80206.

 (5) The source of this information is Amendment No. 3 to the Schedule 13G dated February 14, 2002, filed with the Commission by FMR Corp. ("FMR"). Such
     Schedule 13G reports that FMR holds sole voting power as to 88,088 shares and sole dispositive power as to all shares. FMR declared in its filing that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The interest of one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the shares amounted to 2,066,200 shares of the Company's Class A Stock. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (6) The source of this information is Schedule 13G dated February 1, 2002, filed with the Commission by Franklin Resources, Inc. ("Franklin Resources"). Such Schedule 13G reports that the securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources. Such subsidiaries hold all investment and/or voting power over the securities owned by such subsidiaries. Franklin Advisers, Inc. holds sole voting power and sole dispositive power as to 2,050,629 shares. Templeton Investment Counsel, LLC holds sole voting power and sole dispositive power as to 5,600 shares. Franklin Private Client Group, Inc. holds sole dispositive power as to 8,781. The address of Franklin Resources is One Franklin Parkway, San Mateo, CA 94403.

 (7) The source of this information is Amendment No. 2 to Schedule 13G dated January 11, 2002, filed with the Commission by Mellon Financial Corporation ("Mellon"). Such Schedule 13G reports that Mellon holds sole voting power as to 2,368,666 shares, shared voting power as to 317,100 shares, sole dispositive power as to 2,615,066 shares and shared dispositive power as to 154,500 shares. Mellon declared in its filing that the shares are beneficially owned by Mellon and its direct or indirect subsidiaries in their various fiduciary capacities and that no account holds more than 5% of the Company's Class A Stock. The address of Mellon is One Mellon Center, Pittsburgh, Pennsylvania 15258.

 (8) The source of this information is Amendment No. 3 to Schedule 13G dated February 1, 2002, filed with the Commission by Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Such Schedule 13G reported that Morgan Stanley holds shared voting power as to 1,549,554 shares, and shared dispositive power with respect to all shares. Morgan Stanley declared in its filing that the shares are held in various accounts managed by Morgan Stanley and that no account holds more than 5% of the Company's Class A Stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

 (9) The source of this information is Schedule 13G dated February 6, 2002, filed with the Commission by Perkins, Wolf, McDonnell & Company ("Perkins"). Such Schedule 13G reports that Perkins holds sole voting power and sole dispositive power as to 3,300 shares and, shared voting power and shared dispositive power as to 2,461,475 shares. The address of Perkins is 310 S. Michigan Avenue, Suite 2600, Chicago, Illinois 60604.

(10) The shares reflected in the table include shares that the executive officer or director has the right to acquire upon the exercise of stock options granted under the Stock Option Plan or the Director Stock Option Plan which are exercisable as of February 19, 2002 or within 60 days thereafter as follows: Ms. Wiik -- 100,500 shares, Mr. Smith -- 125,500 shares, Mr. Wrobel -- 44,500 shares, Mr. Cella -- 10,000 shares, each of

     Messrs. Cohen, Gibian, Hess, Tandberg and Tombros -- 15,000 shares, each of Messrs. Broymer and Hornnaess -- 11,000 shares, Mr. Sissener -- 5,000 shares. All executive officers and directors as a group -- 483,325 shares.

(11) Beneficial ownership of the Company shares by A. L. Industrier is not included. Mr. Sissener is Chairman of the Board of A.L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk") and certain of his relatives, beneficially owns approximately 51% of A.L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L. Industrier.

(12) Includes shares held by, Mr. Sissener, the estate of his wife, Swekk, and EWS Stiftelse, a trust established for the benefit of members of the family of Mr. Sissener.

(13) The Company has been advised by Mr. Smith that his children own 5,150 of the shares of Class A Stock listed for Mr. Smith but that he has voting power over such shares.

(14) Mr. Tandberg and Ms. Wiik also own 39 and 580 shares, respectively, of A.L. Industrier.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     In March of 2002, the Company's Board of Directors passed a resolution which will increase the number of Class B Directors to seven effective as of the date of the 2002 Annual Meeting. The current term of all of the Company's directors expires at the 2002 Annual Meeting. Mr. Gibian, a Class A Director, has informed the Board of Directors that he will not stand re-election as he intends to retire from the Company's Board of Directors at the end of his term.

     The Company's Board of Directors intends to cause the nomination of the nominees listed below under "Nominees for Directors; Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

     Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor is chosen and qualified.

     A.L. Industrier, which beneficially owns 100% of the shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "Nominees for Directors; Nominees for Class B Directors," which would assure their election as Class B Directors.

NOMINEES FOR DIRECTORS

     The Company believes that each of the nominees for director will be able to serve. If any of the nominees for Class A Directors would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Class A Directors at the time recommends to serve in place of the person or persons unable to serve. Similarly, if any of the nominees for Class B Directors would be unable to serve, the proxy provided to Class B shareholders confers authority to vote in favor of such other person or persons as the Company's Class B Directors at the time recommends to serve in place of the person or persons unable to serve.

     Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director are listed below. Mr. Jacobs is not presently a director of the Company.

             NAME                AGE                   PRINCIPAL BUSINESS EXPERIENCE
             ----                ---                   -----------------------------
Erik Hornnaess.................  65     Director of the Company since 1998. Area Vice President
                                        (Europe, Middle East and Africa) of the Diagnostic Division
                                        of Abbott Laboratories, the pharmaceutical company, from
                                        1982 to 1997. Director of Qiagen, The Netherlands. Member
                                        of the Company's Audit Committee.
William I. Jacobs..............  60     Managing Director and Chief Financial Officer of NewPower
                                        Holding, a retail energy company, from 2000 to 2002. Senior
                                        Executive Vice President of MasterCard International, the
                                        credit card company, from 1995 to 2000. Director of
                                        Investment Technology Group, Global Payments, Exide
                                        Technologies and NewPower Holding.

             NAME                AGE                   PRINCIPAL BUSINESS EXPERIENCE
             ----                ---                   -----------------------------
Peter G. Tombros...............  59     Director of the Company since 1994. Former Director,
                                        President and Chief Executive Officer of Enzon, Inc., a
                                        developer and marketer of bio-pharmaceutical products, from
                                        April 1994 to 2001; and presently, performing certain
                                        transition services for Enzon. A Vice President of Pfizer,
                                        Inc., the pharmaceutical company, from 1986 to 1994 with
                                        responsibility for corporate strategic planning and
                                        investor relations from 1990 to 1994; an Executive Vice
                                        President of Pfizer Pharmaceuticals Division, from 1986 to
                                        1990; a Senior Vice President and General Manager of Roerig
                                        Division of Pfizer and various other positions with Pfizer
                                        Inc., from 1968 to 1986. Recently named, Chief Executive
                                        Officer and director of VivoQuest, a private
                                        biopharmaceutical company. Director of NPS Pharmaceuticals,
                                        Inc., a biotechnology company, and Cambrex, a supplier of
                                        human health and bioscience products to the life sciences
                                        industry. Chairman of the Company's Compensation Committee, member of the Executive and Finance and Audit Committees.

     Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below. Mr. Tonne is not presently a director of the Company.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------
Oyvin A. Broymer...............  53     Director of the Company since 1998. Private consultant
                                        since 2000 Executive Vice President, Leif Hoegh & Co., a
                                        shipping company, from 1996 to 2000. Executive Vice
                                        President, Hafslund Nycomed, a pharmaceutical company, from
                                        1989 to 1996; Chief Financial Officer, Hafslund Nycomed,
                                        from 1980 to 1989. Member of the Company's Audit Committee.
I. Roy Cohen...................  79     Director of the Company since 1975. Consultant to the
                                        Company from January 1991 to December 2001; Chairman of the
                                        Office of the Chief Executive of the Company July 1991 to
                                        June 1994; Vice Chairman of the Board of Directors of the
                                        Company January 1991 to December 31, 1992; President and
                                        Chief Executive Officer of the Company 1976 to January
                                        1991. Chairman of the Company's Executive and Finance
                                        Committee, member of the Company's Compensation Committee.
Glen E. Hess...................  60     Director of the Company since 1983. Partner in the law firm of Kirkland & Ellis since 1973. Member of the Company's
                                        Compensation and Executive and Finance Committees.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------
Einar W. Sissener..............  73     Chairman of the Board since 1975. Consultant to the Company since July 1999. Chief Executive Officer from June 1994 to
                                        June 1999. Member of the Office of the Chief Executive of
                                        the Company from July 1991 to June 1994. Chairman of the
                                        Office of the Chief Executive from June 1999 to December
                                        1999. President, Alpharma AS from October 1994 to March
                                        2000. President, Apothekernes AS (now A.L. Industrier AS)
                                        from 1972 to 1994. Chairman of A.L. Industrier AS since
                                        November 1994. Member of the Company's Compensation and
                                        Executive and Finance Committees.
Erik G. Tandberg...............  72     Director of the Company since 1994. Partner in Corporate
                                        Development International, a consulting partnership
                                        specializing in international searches for companies, since
                                        1986. President of Arco Chemical Europe Inc., a chemical
                                        company, 1982 to 1986. Member of the Company's Audit
                                        Committee.
Tore Tonne.....................  53     Minister of Health, Norway March 2000 to October 2001.
                                        President and Chief Executive Officer of Norway Seafoods
                                        ASA, a seafood products company, from 1998 to 2000.
                                        Chairman and Partner of Saga Securities ASA 1997 to 1998.
                                        President and Chief Executive Officer of The Norwegian
                                        Industrial and Regional Development Fund (SND) 1993 to
                                        1997.
Ingrid Wiik....................  57     President and Chief Executive Officer and director of the
                                        Company since January 2000. President of Alpharma's
                                        International Pharmaceuticals Division 1994 to January
                                        2000; President, Pharmaceutical Division of Apothekernes
                                        Laboratorium A.S. 1986 to 1994.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Company's Board of Directors held twelve (12) meetings in 2001. Each person who served as a director in 2001 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee.

COMMITTEES OF THE BOARD

     Pursuant to its bylaws, the Company has established standing Audit, Executive and Finance and Compensation Committees.

     The Audit Committee reviews and makes recommendations to the Company's Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A.L. Industrier (the beneficial owner of all the outstanding Class B Stock) (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A.L. Industrier which involves $500,000 or more, except that prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business. The Audit Committee also monitors the Company's Business Conduct Guidelines. The bylaws of the Company require that a majority of the members of the Audit Committee not be employees of the Company or A.L. Industrier or otherwise have a material relationship with either of them. The current members of the Audit Committee are Messrs. Thomas G. Gibian (Chairman), Erik G. Tandberg, Peter G. Tombros, Erik Hornnaess and Oyvin A. Broymer. The Audit Committee held 16 meetings in 2001.

     The Executive and Finance Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. By resolution, the Company's Board of Directors has specifically authorized and requested the Executive and Finance Committee to act on behalf of the Board in emergency situations where the full Board is unable to meet, to discuss and consult with the Chief Executive Officer of the Company as requested by such officer and to act with respect to such matters as the Board may from time to time designate. Additionally, the Executive and Finances Committee reviews and has the authority to make recommendations to the Board of Directors with respect to raising funds required in the operation of the Company. Until May 30, 2001 the Executive and Finance Committee existed as two separate committees (the Executive Committee and the Finance Committee). The current members of the Executive and Finance Committee are Messrs. I. Roy Cohen (Chairman), Glen E. Hess, Einar W. Sissener and Peter
G. Tombros. As separate committees, the Executive Committee members were Messrs.
I. Roy Cohen (Chairman), Erik Hornnaess and Einar W. Sissener and the Finance Committee members were Messrs. I. Roy Cohen (Chairman), Glen E. Hess and Einar
W. Sissener. As separate committees, in 2001 the Executive Committee held 1 meeting and also communicated informally and the Finance Committee held 20 meetings. After the two committees were combined the Executive and Finance Committee held 11 meetings and communicated informally throughout the remainder of the year.

     The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company, except the Chief Executive Officer as to whom the Committee makes compensation recommendations to the Company's Board of Directors. The Committee also has authority with respect to the compensation and benefit plans generally applicable to the Company's employees, and two members of the committee (Messrs. Tombros and Gibian) serve as the committee administering the 1997 Stock Option and Appreciation Right Plan, as amended, with authority to grant options to eligible employees of the Company and its subsidiaries. The Compensation Committee held 11 meetings in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Peter G. Tombros (Chairman), I. Roy Cohen, Thomas G. Gibian, Glen E. Hess and Einar W. Sissener. Mr. Cohen is a former executive officer of the Company, having served as President and Chief Executive Officer from 1976 to January, 1991 and as a member of the Office of the Chief Executive from July, 1991 through June, 1994. He currently serves as Chairman of the Executive and Finance Committee. (See "Certain Relationships and Related Transactions" for a description of Mr. Cohen's prior consulting agreements). Mr. Sissener currently serves as Chairman of the Board of the Company and as a consultant to the Company and, in recent years has been the Company's Chief Executive Officer (see "Nominee for Class B Directors" and "Certain Relationships and Related Transactions" for further information). Mr. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

DIRECTORS' COMPENSATION

     Pursuant to an agreement between the Company and Mr. Sissener, in 2001 Mr. Sissener received $150,000 for serving as Chairman of the Company's Board of Directors (and as a director of certain of the Company's subsidiaries). See ("Certain Relationships and Related Transactions" for a description of Mr. Sissener's agreement.) During 2001, each director (except Mr. Sissener and Ms.
Wiik) received directors' fees of $22,500 and each director received a grant of an option to acquire 5,000 shares of Class A Stock pursuant to the Director Stock Option Plan. In addition, each director (other than Mr. Sissener and Ms.
Wiik) received $1,200 for each Board meeting attended in person, $600 for each Committee meeting attended in person and one-half of the applicable fee for each meeting attended by telephone (with certain exceptions). The Chairman of each of the Audit, Executive and Finance and Compensation Committees received an additional $7,500. The Chairman of the Finance Committee received $7,500 prior to such committee's combination with the Executive Committee. The same compensation arrangements will continue in 2002.

                    PROPOSAL TO AMEND THE STOCK OPTION PLAN

GENERAL

     The Stock Option Plan of the Company originally was adopted by the Company's Board of Directors on September 26, 1983 and approved by the Company's stockholders on January 25, 1984. The Plan has been amended in various respects (including changing the name of the Plan to "1997 Incentive Stock Option and Appreciation Right Plan"), with certain amendments having been approved by stockholders. As of April 3, 2002, the Plan provided that no more than 6,500,000 shares were available for grant under the Plan of which 2,200,404 had been issued in the exercise of options since 1983. At such date a total of 3,679,798 shares were reserved for issuance pursuant to outstanding options under the Plan and 620,548 shares were available for the issuance of future options to be granted under the Plan. The Company's Board of Directors or the Executive and Finance Committee of the Board of Directors (under its powers granted by the Board of Directors) has approved an amendment of the Plan which if adopted by the stockholders will (i) increase the maximum number of shares available for grant under the plan to 8,000,000 shares and
(ii) will extend the term of the Plan to December 31, 2010. At the Annual Meeting a resolution will be submitted seeking approval of the stockholders for these amendments.

     The purpose of the Plan is to enhance the Company's ability to attract, retain and provide incentive to present and future executive, managerial, marketing, technical and other key employees of the Company and its subsidiaries by affording such employees an opportunity to acquire or increase their proprietary interest in the Company through acquisition of shares of its Class A Stock or units based on the value of the Class A Stock.

     The Company's Board of Directors believes that the Proposal will further the long term purpose of the Plan. Information regarding options granted during the last fiscal year to each named executive officer is set forth below under "Information Regarding Executive Compensation -- Summary Compensation Table" and "Grants of Options."

     The number of shares underlying options granted during 2001 to all current executive officers as a group and all employees (including executive officers) as a group were 210,000 shares and 803,775 shares, respectively. The Plan does not permit options to be granted to directors who are not employees although such directors may receive options under the Non-Employee Director Option Plan. See "Board of Directors and Committees -- Directors Compensation."

     The grant of options or units under the Plan is determined by the Stock Option Committee and thus future grants to any individual under the Plan cannot be determined. As of April 3, 2002 approximately 240 people held options under the Plan. In January of 2002, 288,690 options were granted under the Plan to 53 key personnel in lieu of the cash bonus opportunity under the Company's cash bonus plan for the first six months of 2002. In April of 2002, 857,800 options were granted under the Plan to 223 key personnel as part of a regularly scheduled option grant.

     Approval of the proposal to amend the Plan requires that a majority of the votes cast by the holders of shares of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting be votes for approval. A.L. Industrier has advised the Company that it intends to vote its shares in favor of the proposal, which will assure its approval. The material features of the Plan, as amended (including the amendment being proposed), are described below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AMENDMENT TO THE STOCK OPTION PLAN.

SUMMARY DESCRIPTION OF THE COMPANY'S 1997 INCENTIVE STOCK OPTION AND APPRECIATION RIGHT PLAN

     Attached as an appendix to this Proxy Statement is a copy of the 1997 Incentive Stock Option and Appreciation Right Plan (hereinafter referred to as the "Plan") and the following summary description of the Plan (including the proposed amendments) is qualified in its entirety by reference to such appendix.

     General. The Plan provides for the issuance by a committee of the Company's Board of Directors appointed for such purpose (the "Committee") of options to acquire a maximum of 8,000,000 shares of the Company's Class A Stock and stock appreciation units which entitle the grantee to receive a payment equal to the difference between (i) the base value and (ii) the fair market value of a share of Class A Stock on the maturity date (as defined in the Plan) of the unit. The Plan is administered by a committee of the Company's Board of Directors appointed for such purpose (the "Committee"). The individuals who are eligible to participate in the Plan are such executive, managerial, marketing, technical and other key employees of the Company and its subsidiaries as the Stock Option Committee determines from time to time. In the discretion of the Committee, options granted under the Plan may be either "incentive stock options" as such term is defined in Section 422 of the United States Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or options which do not meet such definition. The number of shares which may be subject to options granted or on which units may be issued under the Plan shall be determined by the Committee in its discretion and shall be subject to adjustment for any stock splits, recapitalization or other changes in the Company's capital structure. Options or units for more than 100,000 shares (subject to adjustment for any stock splits, recapitalization and other changes in the Company's capital structure) may not be granted to any participant in any taxable year.

     Options. At the time the option is granted, the Committee specifies the price at which shares may be purchased pursuant to any option, and such price may not be less than the fair market value of the shares on the date that the option is granted. The exercise price may be paid in cash or by delivery of shares of Class A Stock previously owned by the optionee having a fair market value equal to the exercise price of the options being exercised. The Committee also determines the term of each option, which in no event may exceed ten years (in the case of an Incentive Stock Option) or ten years and one month (in the case of any other option) from the date of grant. If for any reason the full number of shares covered by any option are not issued before the option expires or terminates, shares not issued under such option are again available for the grant of options under the Plan.

     Each option may be exercised from time to time during its term, in part or in whole, subject to such vesting requirements and any other limitations that the Committee, in its discretion, may specify at the time of grant. Unless the Committee otherwise determines at the time of grant, options become exercisable (or vest) at the rate of 25% per year that the employee holds such options so that options do not become fully exercisable until four years from the date of grant. Subject to certain limitations, the Committee may, in its discretion: (i) accelerate the time at which any outstanding option or part thereof shall become exercisable and (ii) extend the time during which any outstanding option may be exercised, provided that no option may be exercised more than ten years (in the case of an Incentive Stock Option) or ten years and one month (in the case of any other option) after the date of grant.

     Stock Appreciation Units. Under the Plan the Committee is given discretion to grant units having such maturity date as the Committee may specify (including units which are "exercisable" by the grantee through his or her selection of the maturity date). The number of units granted and the terms and conditions of all units shall be determined by the Committee. The base value of a unit shall not be less than the fair market value of a share of Class A Stock on the date of grant and no unit shall have a maturity date later than ten years and one month after the date of grant. Unless the Committee shall otherwise determine, each unit shall have a base value equal to the fair market value of the Class A Stock on the date of grant, shall have a maturity date which is the fifth anniversary of the date of grant and shall provide that the grantee is not entitled to payment unless such employee has remained an employee of the Company from the date of grant to the maturity date (except in the event of death or retirement).

     Transferability of Options. Options and units are not transferable otherwise than by will or the law of descent and distribution, except to such transferees and on such terms as the Committee may approve.

     Termination of Employment or Death of Optionee. Except as expressly provided in the Plan, options terminate of the earlier of: (i) the date of expiration thereof, (ii) immediately upon termination of the employment relationship between the Company and the optionee for cause, or (iii) 30 days (or up to two years if the Committee so provides) after termination of the employment relationship between the Company and the optionee without cause for any reason other than death, retirement in good standing or disability.

     If an optionee dies while in the employ of the Company and before the date of expiration of an option, such option terminates on the earlier of such date of expiration or two years following the date of such death. After the death of an optionee, his or her executors or administrators have the right, at any time prior to the termination of such option, to exercise such option to the extent that such option was vested immediately prior to his or her death.

     If the optionee is retired in good standing from the employment of the Company for reason of age or disability before the date of expiration of an option, such option terminates on the earlier of such date of such expiration or a date from 90 days to two years (as the Committee determines) after the date of such retirement. In the event of such retirement the optionee has the right prior to the termination of such option to exercise the option to the extent to which he or she was entitled to exercise such option immediately prior to such retirement.

     Tax Consequences. The following discussion is intended only as a brief summary of the United States Federal income tax consequences of the grant and exercise of options and units. The discussion addresses only the United States Federal income tax consequences to employees who are citizens or residents of the United States and who perform services within the United States. Some employees who are employees of the Company's foreign subsidiaries may be subject to tax under the law of the country where they are citizens or residents, which may differ significantly from the United States income tax law. The laws governing the tax aspects of stock options and stock appreciation rights are highly technical, and such laws are subject to change at any time, which could be retroactive in nature.

     The Committee has the discretion to grant either (i) Incentive Stock Options with the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) options which do not qualify as Incentive Stock Options and which shall be referred to herein as "nonstatutory options." The United States income tax consequences will vary depending on which type of option is granted.

     Tax Consequences of Incentive Stock Options to United States Citizens or Residents. An optionee generally will not recognize taxable income or loss on the grant or exercise of an Incentive Stock Option, but he may incur alternative minimum tax liability on exercise of the Incentive Stock Option. Neither the Company nor any subsidiary will be entitled to any deduction on the grant or exercise of an Incentive Stock Option.

     An optionee's tax consequences from the sale or other disposition of shares acquired on the exercise of an Incentive Stock Option will depend on when such sale or disposition occurs. If the optionee holds the option shares for more than two years after the Incentive Stock Option was granted and for more than one year after the Incentive Stock Option was exercised (the "Required Holding Periods"), he will recognize long-term capital gain or loss when he sells or disposes of his shares equal to the difference between the proceeds he receives and his tax basis in the option shares (generally the exercise price paid for the shares, except as otherwise discussed below). In such case, neither the Company nor any subsidiary will be entitled to a deduction on the optionee's sale or disposition of his shares.

     If an optionee sells the shares acquired upon exercise of an option without satisfying the Required Holding Periods (a "Disqualifying Disposition"), he generally will recognize ordinary taxable income, and the Company, or a United States subsidiary, if the subsidiary is the optionee's employer, will be entitled to a deduction for the amount of ordinary income taxed to the optionee. The amount of ordinary income taxable to the optionee (and the corresponding deduction) is calculated by deducting the option price from the lesser of (i) the fair market value of the shares on the exercise date and (ii) the price at which the optionee sells or otherwise disposes the shares (unless such sale or disposition is to a related party, in which case the fair market value must be used even if the sales price is lower). If the price at which the optionee sells the shares exceeds the shares' fair market value on the exercise date, the excess will be taxed as capital gain. This capital gain will be either long or short-term depending on whether the optionee held the shares for more than one year. Neither the Company nor any subsidiary will be entitled to a deduction for the capital gain.

     If an optionee delivers previously-acquired Class A Stock (other than stock acquired upon exercise of an Incentive Stock Option and not held for the Required Holding Periods) in payment of all or part of the option price of an Incentive Stock Option, the optionee generally will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for, the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the number of shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously-acquired shares used to pay the exercise price, and the holding period of those excess shares will begin on the date of exercise. Proposed regulations provide that where an Incentive Stock Option is exercised using previously-acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

     If an optionee pays the exercise price of an Incentive Stock Option in whole or in part with Class A Stock that was previously acquired upon the exercise of an Incentive Stock Option and that has not been held for the Required Holding Periods, the optionee will recognize ordinary taxable income with respect to the shares surrendered under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income recognized by the optionee.

     Tax Consequences of Nonstatutory Options and Stock Appreciation Units to United States Citizens or Residents. In general, upon the grant of a nonstatutory option or unit, the grantee will not recognize taxable income or loss, and neither the Company nor any subsidiary will be entitled to a deduction.

     Upon the exercise of a nonstatutory option, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will constitute ordinary taxable income to the optionee. Payment of amounts due to an employee pursuant to a stock appreciation unit will constitute ordinary taxable income to the employee at the time of payment. The Company, or if the optionee is employed by a subsidiary of the Company, the subsidiary, will be entitled to a corresponding deduction. In the event the Company makes payment pursuant to a unit in the form of shares of Class A Stock, the employee's basis in such stock will equal the fair market value thereof on the date of payment.

     If an optionee delivers previously-acquired Class A Stock, however acquired, in payment of all or part of the option exercise price of a nonstatutory option, the optionee generally will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired stock after its acquisition date. The optionee's tax basis in and, the holding period for, the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The excess of the fair market value of the shares received over the option exercise price constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. Shares received in excess of the number of shares surrendered have a tax basis equal to their fair market value on the exercise date, and their holding period begins on the exercise date. The Company generally is entitled to a tax deduction equal to the compensation income recognized by the optionee.

DURATION

     Options may not be granted under the plan after December 31, 2010.

                PROPOSAL TO AMEND THE DIRECTOR STOCK OPTION PLAN

GENERAL

     The Director Stock Option Plan of the Company originally was adopted by the Company's Board of Directors on March 14, 1996 and approved by the Company's stockholders on May 30, 1996. The Plan has been amended in various respects, with the amendments having been approved by stockholders. As of April 3, 2002, the Plan provided that no more than 150,000 shares were available for grant under the Plan. At such date a total of 142,000 shares were reserved for issuance pursuant to outstanding options under the Plan, and no shares had been issued pursuant to options under the Plan. The Company's Board of Directors or the Executive and Finance Committee of the Board of Directors (under its powers granted by the Board of Directors) has approved an amendment of the Plan which, if adopted by the stockholders, will (i) increase the number of shares available for awards thereunder by 200,000 shares, (ii) extend the term of the Plan until December 31, 2010, (iii) increase the maximum amount of shares of Class A Common Stock as to which a director is eligible to receive options, to 10,000 and (iv) permit directors to transfer options to purchase Class A Common Stock upon terms and conditions and to transferees as approved by the Director Option Committee. At the Annual Meeting a resolution will be submitted seeking approval of the stockholders for these amendments.

     The purpose of this Plan is to promote the interests of the Company (i) by tying the compensation of directors more directly to the performance of the Company as measured by the market price of its stock and (ii) through aligning more closely the interests of directors with the interests of the Company's stockholders.

     For information regarding options granted during the last fiscal year to each director who was not an employee of the Company see "Board of Directors and Committees -- Directors Compensation". Directors who are also employees of the Company are not eligible for the grant of options under the Director Stock Option Plan but may receive options under the Stock Option Plan.

     Approval of the proposal to amend the Director Stock Option Plan requires that a majority of the votes cast by the holders of the shares of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting be votes for approval. A.L. Industrier has advised the Company that it intends to vote its shares in favor of the proposal, which would assure its approval. The material features of the Director Stock Option Plan, as amended (including the amendment being proposed), are described below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN.

SUMMARY DESCRIPTION OF THE COMPANY'S DIRECTOR STOCK OPTION PLAN

     Attached as an appendix to this Proxy Statement is a copy of the Director Stock Option Plan and the following summary description of the Plan (including the proposed amendments) is qualified in its entirety by reference to such appendix.

     General. The Director Stock Option Plan provides for the issuance of options to acquire a maximum of 350,000 shares of the Company's Class A Stock at fair market value of the shares on the date of grant.

     Options. At the time the option is granted, the Board of Directors specifies the price at which shares may be purchased pursuant to any option, and such price may not be less than the fair market value of the shares on the date that the option is granted. The exercise price may be paid in cash or by delivery of shares of Class A Stock previously owned by the optionee having a fair market value equal to the exercise price of the options being granted.

GRANTING OF DIRECTOR OPTIONS

     Each Director who is not an employee of the Company, may at the discretion of the Board of Directors, be awarded an option to purchase up to 10,000 shares of Class A Stock immediately following each annual meeting of stockholders of the Company at which such director is elected to serve on the Board of Directors of the Company. If a director is elected or appointed to the Board of Directors other than at the annual meeting of stockholders, such director may, at the discretion of the Board of Directors receive as of the date of such election or appointment an option to purchase a maximum of a pro rata number of shares.

TERMS OF DIRECTOR OPTIONS: VESTING

     Each Option under the Director Stock Option Plan shall have a term determined by the Board of Directors, which may not be longer than ten years from the date of grant (the "Option Term"); provided that if a director ceases to be a director for any reason, all of the Options held by such Director shall terminate on the earlier to occur of (i) the end of the Option Term or (ii) the first anniversary of the date on which such individual ceases to serve as a director or, if such individual has been a director for five or more years or ceases to be a director on account of death or disability on the fifth such anniversary (the "Early Termination Date"). Each Option shall vest in full on the date of the first annual meeting of stockholders following the date of grant of such option; provided that a person ceases to be director for reason of disability or death prior to such vesting date, a pro rata portion of any unvested Options held by such director shall vest as of the day preceding the date such person ceases to be a director for such reason.

TRANSFERABILITY OF DIRECTOR OPTIONS

     Options shall not be transferable other than upon such terms and conditions and to such transferee as the Director Options Committee may approve (pursuant to provisions of an option agreement approved by the Director Options Committee, or upon request in individual cases).

TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the United States Federal income tax consequences of the grant and exercise of options. The discussion addresses only the United States Federal income tax consequences to directors who are citizens or residents of the United States and who perform services within the United States. Some directors may be subject to tax under the law of the country where they are citizens or residents, which may differ significantly from the United States income tax law. The laws governing the tax aspects of stock options are highly technical, and such laws are subject to change at any time, which could be retroactive in nature.

     Options granted to non-employee directors will be treated as "nonstatutory" options. In general, upon the grant of a nonstatutory option, the grantee will not recognize taxable income or loss, and the Company will not be entitled to a tax deduction. Upon the exercise of a nonstatutory option, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will constitute ordinary taxable income to the optionee, and the Company will be entitled to a corresponding tax deduction.

     If an optionee delivers previously-acquired Class A Stock, however acquired, in payment of all or part of the option exercise price of a nonstatutory option, the optionee generally will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired stock after its acquisition date. The optionee's tax basis in and, the holding period for, the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The excess of the fair market value of the shares received over the option exercise price constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. Shares received in excess of the number of shares surrendered have a tax basis equal to their fair market value on the exercise date, and their holding period begins on the exercise date. The Company generally is entitled to a tax deduction equal to the compensation income recognized by the optionee.

DURATION

     The Plan shall terminate on December 31, 2010 or by earlier action of the Board of Directors.

                       PROPOSAL TO RATIFY APPOINTMENT OF
            PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S ACCOUNTANTS

     The Audit Committee of the Board of Directors and the full Board of Directors has approved PricewaterhouseCoopers LLP as the Company's independent accountants to audit its consolidated financial statements for the 2002 fiscal year. During the 2001 fiscal year, PricewaterhouseCoopers LLP served as the Company's independent accountants and also provided certain tax consulting and other accounting services. The Company is not required to seek stockholder approval for the appointment of its independent accountants, however, the Board believes it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Board will re-consider the appointment.

     A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to any questions. He will be given the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table (the "Summary Compensation Table") sets forth annual and long-term compensation paid, or accrued for, the executive officers named below (the "named executive officers") by the Company or its subsidiaries during 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                    ANNUAL COMPENSATION                        AWARDS
                                  ------------------------   OTHER ANNUAL   ------------      ALL OTHER
NAME AND PRINCIPAL POSITION              SALARY     BONUS    COMPENSATION   OPTION/SARS      COMPENSATION
DURING 2001(1)                    YEAR     ($)     ($)(2)        ($)           (#)(3)           ($)(4)
---------------------------       ----   -------   -------   ------------   ------------   ----------------
Ingrid Wiik.....................  2001   690,000        --         *           40,000                36,522
  President and Chief             2000   659,247   400,000         *           85,000                19,762
  Executive Officer               1999   252,836    53,134         *           25,000                 1,412

Michael J. Nestor...............  2001   106,875   467,862         *           20,000                14,314
  Executive Vice President and
     President,                   2000        --        --       --                --                    --
  U.S. Human Pharmaceuticals      1999        --        --       --                --                    --

Jeffrey E. Smith................  2001   425,000        --         *           20,000                37,319
  Executive Vice President,
     Finance                      2000   400,009   162,800         *           25,000                35,164
  and Chief Financial Officer     1999   364,834   173,500         *           20,000                32,066

Robert F. Wrobel................  2001   400,000        --         *           20,000                23,403
  Executive Vice President,
     Chief                        2000   350,011   155,400         *           25,000                28,676
  Legal Officer and Secretary     1999   252,923   118,800         *           20,000                19,207

Richard J. Cella................  2001   255,000        --         *           20,000                13,107
  Executive Vice President and    2000    67,308    26,980         *           20,000                 1,955
  Chief Information Officer       1999        --        --       --                --                    --

Bruce I. Andrews................  2001   505,000        --         *           20,000               819,952
  Former Vice President and       2000   479,034        --         *           45,000                24,689
  President, Animal Health
     Division                     1999   394,761   197,500         *           22,500                32,712

Thomas L. Anderson..............  2001   484,374        --         *           20,000             1,473,775
  Former Vice President and       2000   430,000   313,900         *           45,000                20,690
  President, U.S.                 1999   404,270   202,000         *           22,500                24,174
  Pharmaceuticals Division

---------------
(1) Includes those who in fiscal 2001 were the Chief Executive Officer or one of the four most highly compensated officers as measured by salary and bonus. Also includes two former executive officers who would have been one of the four most highly compensated executive officers if not for the fact that they were not executive officers at the fiscal year ending December 31, 2001. Mr. Nestor joined the Company on October 8, 2001 and replaced Mr. Anderson as Vice President and President, U.S.Pharmaceuticals Division. Mr. Andrews resigned as Vice President and President, Animal Health Division effective November 5, 2001. Mr. Cella joined the Company on September 18, 2000.

(2) The bonus amount shown for Mr. Nestor for 2001 includes an employment bonus and a bonus earned in 2001.

(3) Reflects options granted under the Stock Option Plan. The Company has not granted any stock appreciation rights ("SARs") to any of the named executive officers in 1999, 2000 or 2001.

(4) Includes contributions by the Company to various employee profit-sharing, stock purchase and savings plans. The amounts shown for 2001 include (a) matching contributions under the Employee Stock Purchase Plan (Ms. Wiik $13,200, Mr. Smith $8,490, Mr. Wrobel $7,981, Mr. Cella $5,098, Mr. Andrews
    $10,100, and Mr. Anderson $9,100); (b) contributions to the savings plan (Ms. Wiik $15,840, Mr. Smith $25,471, Mr. Wrobel $9,577, Mr. Cella $6,118,
    Mr. Andrews $12,120, and Mr. Anderson $11,051); (c) taxable life insurance premiums (Ms. Wiik $7,482, Mr. Nestor $314, Mr. Smith $3,357, Mr. Wrobel $5,845, Mr. Cella $1,891, Mr. Andrews $7,482, and Mr. Anderson $1,794); (d)
    transportation costs associated with Mr. Nestor's travel between North Carolina, New Jersey and Baltimore in the amount of $5,000 and hotel costs until Mr. Nestor relocates in the amount of $9,000 (both amounts since the date of employment with the Company); (e) payments related to Mr. Andrews' separation agreement in the amount of $790,250 to be paid through April 19, 2002; and (f) payments related to Mr. Anderson's separation agreement in the amount of $1,451,831 to be paid through January 15, 2004.

 * The incremental cost of the perquisites for each named executive in each of 2001, 2000 and 1999 was not in excess of the lesser of (a) $50,000 or (b) 10% of the amounts reported as Salary and Bonus for such year in the Summary Compensation Table. The Company provides automobile allowance, car insurance reimbursement and financial planning reimbursement for its named executive officers. Additionally, the Company made a payment to Ms. Wiik for vacation earned in 2000 under a Norwegian compensation plan, and reimbursed Mr. Anderson for personal taxes paid by him in connection with outside director fees he paid over to the Company during 2001.

EMPLOYMENT AGREEMENTS

     Ms. Wiik is a party to an employment agreement with the Company dated October 26, 2000 which provides that in the event she is terminated for any reason other than good cause or disability or she terminates due to a materially adverse change in her responsibilities, she is entitled to receive base salary and certain benefits for two years. (See "Compensation Report on Executive Compensation" for further information.) Ms. Wiik participates in all the employee benefits available to executives of the Company except the Company's Pension Plan (defined below). Upon retirement Ms. Wiik is entitled to receive a defined retirement benefit that is determined primarily based on a percentage of her base salary for twelve months prior to her retirement (see "Retirement Plans" for further information).

     Mr. Nestor is a party to an employment agreement with the Company dated September 17, 2001 which provided Mr. Nestor with the option to purchase 20,000 shares of Class A Common Stock under the Company's Stock Option Plan and a hiring bonus of $366,800, with an equal bonus amount to be paid on his second anniversary with the Company. The arrangement further provides that in the event Mr. Nestor is terminated other than for cause or if he elects to terminate his employment as a result of experiencing a dimunition of responsibilities or change in job title reflecting less responsibility or if he is terminated within six months after a change in control of the Company or in the Company's Chief Executive Officer, he is entitled to receive eighteen months of severance pay. Mr. Nestor is entitled to certain relocation benefits including the cost of travel between North Carolina, New Jersey and Baltimore until he relocates to New Jersey and he participates in all of the employee benefits available to executives of the Company.

     Mr. Smith is a party to an employment agreement with the Company dated July 30, 1991 which provides that, if his employment is terminated by the Company for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Smith participates in all of the employee benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Smith supplemental retirement benefits equal to the amount, if any, by which the pension due under the Company's Non-Contributory Retirement Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service.

     Mr. Wrobel is party to an employment agreement with the Company dated October 8, 1997 which provides that, if his employment is terminated by the Company for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Wrobel participates in all of the employee benefits available to executives of the Company.

     Mr. Cella is a party to an employment agreement with the Company dated August 29, 2000 which provides that in the event Mr. Cella is terminated by the Company for any reason other than for cause or within six months after a change in control of the Company or a change in the Company's Chief Executive Officer, he is entitled to receive base salary and certain benefits until the earlier of twelve months following such termination or the date upon which he begins a new job.

     Mr. Andrews terminated his employment with the Company on December 31, 2001. A Separation Agreement with Mr. Andrews was executed on April 1, 2002. The Separation Agreement provides Mr. Andrews with (i) a lump sum payment of $757,500 equal to eighteen months of his full salary (at an annual rate of $505,000 per annum) through June 30, 2003 ("Separation Period") which amount is to be paid no later than April 15, 2002, (ii) continuation of certain insurance benefits through the Separation Period, (iii) a lump sum payment of $27,750 for executive car allowance and tax and financial planning reimbursement during the Separation Period, which amount is to be paid no later than April 15, 2002 and
(iv) $5,000 in attorneys fees incurred in connection with legal advice relating to the Separation Agreement. All of Mr. Andrews' vested options remained exercisable until January 30, 2002. In exchange for these severance benefits, Mr. Andrews has agreed to certain non-competition restrictions.

     Mr. Anderson terminated his employment with the Company on January 15, 2002. A Separation Agreement with Mr. Anderson was executed on November 19, 2001. The Separation Agreement provides Mr. Anderson with (i) a payment of $505,000 per year for the period through January 15, 2004, (ii) a payment of $202,000 to be paid on April 1, 2003 in lieu of all payments under the Executive Incentive Compensation Plan and (iii) a payment of $239,831 which was paid on February 28, 2002 in recognition of stock options that would have become exercisable had Mr. Anderson continued as an employee of the Company through December 31, 2002. All of Mr. Anderson's vested options remained exercisable until February 15, 2002. Mr. Anderson is entitled to outplacement services through the earlier of accepting full time employment or January 15, 2003. In exchange for these severance benefits, Mr. Anderson agreed to certain non-competition restrictions.

SEVERANCE AND CHANGE IN CONTROL PLAN

     Ms. Wiik, Mr. Nestor, Mr. Smith, Mr. Wrobel and Mr. Cella will receive additional benefits pursuant to a severance and change in control plan, the terms of which have been approved in principle by the Compensation Committee of the Board of Directors subject to the adoption of a final plan anticipated to be completed in 2002 (the "Severance Plan"). To the extent more favorable to the executive officer, these benefits will be paid in lieu of the severance benefits set forth in the employment agreements referred to above.

     Pursuant to the terms of the Severance Plan, in the event Ms. Wiik is terminated for any reason other than for cause, she is entitled to receive base salary, bonus and certain benefits for twenty-four months and if she is terminated as a result of a change in control of the Company, she is entitled to receive salary and certain benefits for thirty-six months, subject to certain tax limitations.

     Additionally, the Severance Plan provides that in the event that an Executive Officer, including Messrs. Nestor, Smith, Wrobel and Cella, (i) is terminated for any reason other than for cause, such Executive Officer is entitled to receive base salary, bonus and certain benefits for eighteen months and (ii) is terminated as a result of a change in control of the Company, such executive officer is entitled to receive base salary and certain benefits for thirty months, subject to certain tax limitations.

     The Severance Plan also provides for payments to be made to certain other key employees of the Company in the event of termination for any reason other than for cause or as a result of a change in control of the Company.

ANNUAL PERFORMANCE INCENTIVE PLAN

     The Company has approved a Bonus Plan which applies to the second six months of the 2002 fiscal year which provides that all executive officers and key employees performing services for the Company will be entitled to receive a cash bonus within a target range. Payment of the cash bonus is dependent on achieving certain operating division or Company financial levels relative to budget. In addition, all bonuses take into consideration certain individual performance factors. Higher cash bonuses than the target level may be paid if budgeted financial levels are exceeded but no cash bonuses will be paid if minimum financial levels are not met. Ms. Wiik has a target bonus of 37.5% of base salary. Messrs. Nestor, Smith, Wrobel and Cella have target bonuses of 25% of base salary. These amounts are approximately 50% of the targets which would have been provided if the Bonus Plan was applicable to the full year. In addition, in lieu of the cash bonus opportunity for the first six months of 2002, all executive officers and other key employees received options to purchase 288,690 shares of the Company's Class A Common Stock at an exercise price of $25.40 under the Company's Stock Option Plan. See "Compensation Committee Report on Executive Compensation".

GRANTS OF OPTIONS

     The following table discloses, for the named executive officers certain information with respect to options granted during 2001. All grants are options under the Company's Stock Option Plan.

                        NUMBER OF
                        SHARES OF
                         CLASS A     % OF TOTAL
                          COMMON       SHARES
                          STOCK      GRANTED TO                                    POTENTIAL REALIZABLE VALUE
                        UNDERLYING   EMPLOYEES                                       AT ASSUMED ANNUAL RATES
                         OPTIONS     IN FISCAL    EXERCISE                         OF STOCK PRICE APPRECIATION
NAME                     GRANTED        YEAR        PRICE     EXPIRATION DATE(1)         FOR OPTION TERM
----                    ----------   ----------   ---------   ------------------   ---------------------------
                                                                                       5%             10%
Ingrid Wiik............   40,000        4.98%      $30.11     February 23, 2011    $757,401.60   $1,919,441.17
Michael Nestor.........   20,000        2.49%      $29.53       October 8, 2011    $371,447.52   $  941,311.73
Jeffrey E. Smith.......   20,000        2.49%      $30.11     February 23, 2011    $378,700.80   $  959,720.58
Robert F. Wrobel.......   20,000        2.49%      $30.11     February 23, 2011    $378,700.80   $  959,720.58
Richard Cella..........   20,000        2.49%      $30.11     February 23, 2011    $378,700.80   $  959,720.58
Bruce I. Andrews(2)....   20,000        2.49%      $30.11     February 23, 2011    $378,700.80   $  959,720.58
Thomas L.
  Anderson(3)..........   20,000        2.49%      $30.11     February 23, 2011    $378,700.80   $  959,720.58

---------------
(1) Options vest at the rate of 25% on each of the first four anniversaries of the date of grant.

(2) Pursuant to the terms of Mr. Andrews' Separation Agreement, options which had not exercised on or before January 30, 2002 were extinguished and are not subject to further exercise.

(3) Pursuant to the terms of Mr. Anderson's Separation Agreement, options which had not exercised on or before February 15, 2002 were extinguished and are not subject to further exercise.

OPTION EXERCISES AND VALUES

     The following table discloses, for the named executive officers, (a) the number of shares acquired upon exercise of options or with respect to which such options were exercised and the aggregate dollar value realized upon such exercise and (b) the number and value of unexercised options, in each case as of December 31, 2001.

                                                            NUMBER OF SHARES               VALUE OF UNEXERCISED
                         NUMBER OF                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                          SHARES                           OPTIONS AT 12/31/01            OPTIONS AT 12/31/01(1)
                        ACQUIRED ON                    ---------------------------   ---------------------------------
NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
----                    -----------   --------------   -----------   -------------   --------------   ----------------
Ingrid Wiik...........         0       $      0.00        69,250        103,750       $ 76,554.00        $     0.00
Michael Nestor........         0       $      0.00             0         20,000       $      0.00        $     0.00
Jeffrey E. Smith......     2,539       $ 28,208.29        99,250         58,750       $661,099.00        $43,280.00
Robert F. Wrobel......         0       $      0.00        26,500         50,500       $ 37,799.50        $ 7,574.00
Richard Cella.........         0       $      0.00         5,000         35,000       $      0.00        $     0.00
Bruce I. Andrews(3)...         0       $      0.00        39,676         78,750       $ 74,337.73        $59,510.00
Thomas L.
  Anderson(4).........    28,750       $296,459.00        26,250         71,250       $ 27,050.00        $27,050.00

---------------
(1) All grants are options under the Company's Stock Option Plan.

(2) Value is based on the closing price of a share of Class A Stock on December 31, 2001 ($26.45) minus the exercise price.

(3) Pursuant to the terms of Mr. Andrews' Separation Agreement, options which had not exercised on or before January 30, 2002 were extinguished and are not subject to further exercise.

(4) Pursuant to the terms of Mr. Anderson's Separation Agreement, options which had not exercised on or before February 15, 2002 were extinguished and are not subject to further exercise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's stock on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based on the review of such forms, the Company believes that during the 2001 fiscal year its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements with the exception of three late reports for Mr. Nestor, Mr. Sissener and A.L. Industrier ("ALI"). Mr. Nestor inadvertently did not report the purchase of 1,000 shares of Class A Stock purchased on November 20, 2001 until a Form 4 filing on February 15, 2002. ALI and Mr. Sissener inadvertently did not report the purchase of 2,372,897 shares of Class B Stock by ALI on October 5, 2001 until a Form 4 filing on March 11, 2002.

RETIREMENT PLANS

     Ms. Wiik is not a participant in the Company's Pension Plan (as defined below) pursuant to the terms of her employment agreement (see "Employment Agreements".) She is entitled to receive from the Company upon retirement at age 60 an annual retirement benefit for each calendar year following retirement equal to (i) 30% of her Base Compensation (defined below) plus (ii) inflationary adjustments (which shall be the same as the adjustment for inflation provided in the retirement plan for Alpharma AS for Norwegian employees) minus (iii) "Other Retirement Benefits" (defined below). "Base Compensation" means annual base salary during the twelve month period ending on the last day of the month preceding retirement or disability (provided that if base salary shall have changed during such twelve month period, Base Compensation shall mean the average annual base salary weighted to reflect the number of days during which each varying base salary was in effect). "Other Retirement Benefits" means amounts Ms. Wiik is entitled to receive as retirement benefits under Norwegian pension plans but does not include payments received under the 401(k) savings plan or the deferred compensation plan maintained by the Company but does include retirement benefits received under any governmental program or under any insurance program funded by the Company or any of its subsidiaries or their predecessors.

     Messrs. Smith, Wrobel and Cella are participants in the Alpharma Inc. Pension Plan (a qualified defined benefit plan) (the "Pension Plan"). Under the Pension Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of a life annuity or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to (x) the sum of (i) 0.8% of the participant's highest five-year Final Average Compensation (as defined below) up to "covered compensation" ($37,212 for 2001) plus (ii) 1.45% of the participant's highest five-year Final Average Compensation in excess of "covered compensation", multiplied by (y) the number of years of benefit service (up to a maximum of 30 years)). The Pension Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date. Mr. Nestor will be eligible to participate in the Pension Plan commencing July of 2002.

     The following table sets forth the approximate annual retirement benefit under the Pension Plan based on years of service and Final Average Compensation.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
                  -----------------------------------------
REMUNERATION(1)      15         20         25       30(2)
---------------   --------   --------   --------   --------
$250,000            50,747     67,662     84,578    101,494
$275,000            56,184     74,912     93,641    112,369
$300,000            61,622     82,162    102,703    123,244
$325,000            67,059     89,412    111,766    134,119
$350,000            72,497     96,662    120,828    144,994
$375,000            77,934    103,912    129,891    155,869
$400,000            83,372    111,162    138,953    166,744
$425,000            88,809    118,412    148,016    177,619
$450,000            94,247    125,662    157,078    188,494
$475,000            99,684    132,912    166,141    199,369
$500,000           105,122    140,162    175,203    210,244
$525,000           110,559    147,412    184,266    221,119
$550,000           115,997    154,662    193,328    231,994
$575,000           121,434    161,912    202,391    242,869
$600,000           126,872    169,162    211,453    253,744
$625,000           132,309    176,412    220,516    264,619
$650,000           137,747    183,662    229,578    275,494
$675,000           143,184    190,912    238,641    286,369
$700,000           148,622    198,162    247,703    297,244

---------------

(1) Final average compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $170,000 for 2000 and 2001.

(2) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

     For purposes of the Pension Plan, an employee's "Final Average Compensation" generally is his regular cash salary (excluding bonuses) for the five consecutive years of service in which his compensation was highest during the ten years of service immediately preceding his retirement. In 2001, the respective amounts of the compensation of Messrs. Smith, Wrobel, Cella, Andrews and Anderson would have been $379,874, $251,156, $161,106, $390,380 and $411,136 respectively, under the Pension Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Messrs. Smith, Wrobel, Cella, Andrews and Anderson under the Pension Plan in 2001 were limited to $170,000. Mr. Smith, however, is entitled to supplemental retirement benefits from the Company equal to the amount, if any, by which the pension due under the Pension Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service (the "Supplemental Benefit") and Messrs. Andrews and Anderson are entitled to receive a Supplemental Benefit based upon a maximum base compensation of $235,840 per annum. The years of service credited under the Pension Plan as of December 31, 2001 to such officers were as follows: Mr. Smith 17 years, Mr. Wrobel 4 years, Mr. Cella 1 year, Mr. Andrews 4 years and Mr. Anderson 4 years.

     Under the Pension Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A retirement benefit, payable in the form of a life annuity following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, pension benefits under the Pension Plan vest after five years of employment with the Company. Pension benefits under the Pension Plan of employees hired prior to January 1, 1989 are currently 100% vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for reviewing the performance of the Chief Executive Officer ("CEO") and recommending to the Board the amount of compensation and other benefits payable to the CEO, reviewing and approving the compensation and benefits of other executive officers and highly paid personnel, reviewing the general compensation and employment benefit policies for management personnel, reviewing management development and succession matters and approving any material new benefit plan or material amendment to such plan. During 2001, two members of the Compensation Committee (Messrs. Gibian and Tombros) also served as the Stock Option Committee that is established under the Company's Stock Option Plan with authority to fix the terms of, and grant options under, such plan. The Compensation Committee is comprised of non-employee directors.

     In general, the Compensation Committee strives to meet the following objectives in making compensation decisions and recommendations for executive officers and other key personnel: (1) provide overall compensation that is competitive in its ability to attract and retain highly qualified personnel; (2) relate compensation to the degree to which the Company (and/or specific business unit in which an executive has responsibility) attains its annual financial performance targets; (3) reward excellent individual performance, with special consideration for specific projects completed or adverse conditions overcome; and (4) provide incentive to contribute to the long-term growth of the Company's businesses and stockholder value. In making compensation recommendations, the Committee consults with tax advisors as necessary to avoid or minimize any nondeductible compensation under Section 162 of the Internal Revenue Code of 1986, as amended.

     During 2001, the Committee approved compensation policies for key personnel which (i) rationalized compensation on a worldwide basis so that key personnel in different divisions and locations and with the same performance level received generally comparable economic value, (ii) provided for the same compensation adjustment date, (iii) provided for a severance plan which, subject to local law, rationalized severance pay arrangements, (iv) created a change of control plan for senior personnel which provided for increased severance in the event of certain events affecting control of the Company (so long as deductible under Section 280(g) of the Internal Revenue Code), and (v) amended in various respects the Company's employee benefit plans. The Committee also approved compensation for ten senior personnel of the Faulding business (including Mr. Nestor) acquired in 2001.

     In February 2001, the Committee reviewed and approved an executive incentive plan which covered the highest paid executive officers (other than the CEO) in 2001. This plan provided for the payment of annual cash bonuses only upon the attainment of target annual operating income criteria for the Company and (except for corporate level personnel) the relevant operating division. The plan provides for target bonuses of up to 50% of a participant's salary. The amount awarded if the criteria are met is also affected by the executive's individual performance (as determined by the CEO). As a result of the Company's financial performance during 2001, none of the executive officers was entitled to any bonus award under this plan.

     In February 2001, the Compensation Committee recommended granting (and the Stock Option Committee approved and granted) options to 168 key employees (including all executive officers) to purchase

624,775 shares. The Committee followed the pattern of annual option grants to officers and key employees as a means of providing incentive to enhance long-term shareholder return and share value. All stock options grants during 2001 had an exercise price equal to the market price on the date of grant, vested in equal installments over four years and had a seven-year term.

     In January 2002, the Compensation Committee recommended (and the Stock Option Committee approved and granted) special stock options to the senior executives and managers in lieu of participation in the Company's cash bonus incentive plan during the first six months of 2002. A special grant was also made to the CEO who received options for 35,500 shares. A total of 288,690 stock options were granted to 53 persons. All such special options have an exercise price equal to the market price of the shares on the date of grant, become fully vested (without regard to any Company performance criteria) on the first anniversary of the date of grant and have a four year term.

     In March 2002, the Compensation Committee approved certain amendments to the executive incentive plan and approved various company-wide and divisional financial goals. Because of the incentive provided by the special options grant described above, the cash bonus target for 2002 has been reduced by 50% and the financial criteria approved by the Committee are generally based on second half performance. These criteria include total revenues, operating income and cash flow, with each criterion being weighted.

     In April 2002, the Compensation Committee recommended (and the Stock Option Committee approved and granted) annual options to 223 key employees (including all executive officers) to purchase 857,800 shares. Each option provided for an exercise price equal to the market price on the date of grant, vesting in equal installments over four years and a ten-year term.

     In 2002, the Committee reviewed the CEO's performance during 2001 and recommended several compensation matters with respect to Ms. Wiik. The Committee's review of Ms. Wiik's performance in 2001 focused on: the difficulties that the Company encountered (particularly in its Animal Health and International Pharmaceutical divisions); the changes in certain senior management positions; the Company's budgeting and reporting procedures and its financial and accounting personnel; and the Company's overall cash flow and return on capital. The Committee also discussed the CEO's strategic initiatives, her excellent work ethic and high level of energy and dedication and the Faulding acquisition which, together with its financing, was an important development for the Company and a major element of the CEO's strategy. In recommending compensation for the CEO the Committee was guided by her employment contract and the performance matters discussed by the Committee. Because of the poor earnings and financial results of the Company (as well as absence of bonuses paid to continuing key personnel under the 2001 executive incentive plan), no bonus for 2001 was recommended by the Committee for Ms. Wiik. The increase in the CEO's salary was set at 3% which approximates the rate of inflation and the average increase for key personnel. The CEO received 40,000 and 65,000 options, respectively, as part of the 2001 and 2002 annual grants. The higher percentage of the CEO's compensation which is in the form of stock options (relative to other senior personnel) reflects the Committee's view that the CEO's compensation should, in large part, reflect shareholder value and is appropriate given the CEO's level of responsibility.

                                            By the Compensation Committee:

                                            Peter G. Tombros (Chairman)
                                            Thomas G. Gibian
                                            I. Roy Cohen
                                            Glen E. Hess
                                            Einar W. Sissener

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants, the scope of the audit to be undertaken by such accountants, all transactions with the Company's affiliates and the internal process for monitoring compliance with the Company's Business Conduct Guidelines. Each of the Audit Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. The Board adopted a written charter for the Audit Committee on May 25, 2000. The Company operates with a January 1 to December 31 fiscal year. The Audit Committee met sixteen times during the 2001 fiscal year.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU 380), as amended.

     PricewaterhouseCoopers LLP also provided the Audit Committee the written disclosures and a letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Committee considered various non-audit services provided by the independent accountants and the fees and costs billed and expected to be billed by the independent accountants for those services (as shown on page 30 of this Proxy Statement). The Committee has fully considered whether those services provided by the independent accountants are compatible with maintaining auditor independence.

     Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

                                          Submitted by:

                                          Thomas G. Gibian (Chairman)
                                          Oyvin A. Broymer
                                          Erik Hornnaess
                                          Erik G. Tandberg
                                          Peter G. Tombros

     The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoppers LLP for audit services rendered in connection with the financial statements and reports for fiscal year 2001 and for other services rendered during fiscal year 2001 on behalf of the Company and its subsidiaries, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company:

Audit fees..................................................  $1,652,000
Financial Information Systems Design and Implementation.....  $       --
All Other Fees(a)...........................................  $1,683,000

     (a) All Other Fees includes fees for professional services rendered for all services other than those covered under "Audit Fees" for fiscal year 2001. These other services include (i) $1,061,000 of advisory services related to revision of the Company's financial statements, (ii) $358,000 of accounting due diligence, valuation and tax services related to acquisitions during 2001, (iii) $142,000 of services rendered in connection with employee benefit plan audits, review of SEC filings, and other matters and (iv) $123,000 of international tax planning and assistance.

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return during the last five calendar years with the composite of the Media General Financial Services Index for Drug Manufacturers -- Other, Drug-Generic and Drug Delivery Industry Groups (which indexes include 151 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Index. The graph assumes $100 invested on December 31, 1996 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.

                                 ALPHARMA INC.
                           5-YEAR CUMULATIVE RETURNS
                        VERSUS PEER GROUP AND NYSE INDEX

                    ALPHARMA'S CUMULATIVE RETURN LINE GRAPH
                   [ALPHARMA'S CUMULATIVE RETURN LINE GRAPH]

                                                            FISCAL YEAR ENDING
                          ---------------------------------------------------------------------------------------
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
COMPANY, INDEX, MARKET        1996           1997           1998           1999           2000           2001
----------------------    ------------   ------------   ------------   ------------   ------------   ------------
Alpharma Inc. ..........     100.00         150.41         246.21         215.50         308.73         187.29
Media General Group
  Index.................     100.00         123.47         146.82         179.15         295.13         275.64
NYSE Market Index.......     100.00         131.56         156.55         171.42         175.51         159.87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

     Mr. Sissener is Chairman of the Board of A.L. Industrier AS, commonly known as A.L. Together with certain family-controlled private holding companies and certain of his relatives, Mr. Sissener beneficially owns approximately 51% of A.L.'s outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L.

     A.L. and Alpharma AS, one of the Company's Norwegian subsidiaries, are parties to two leases pursuant to which A.L. leases to Alpharma AS the land and facility in Oslo, Norway where Alpharma AS' principal administrative offices and fermentation plant for its bulk antibiotics are located (the "Office Lease") and adjoining land for a parking facility for employees (the "Parking Lease"). Both leases have terms ending in 2014. The terms are renewable, at the option of Alpharma AS, for up to four additional consecutive five year terms. Basic rent during the initial terms are $1.00 per year and, during any renewal term thereafter, basic rent will be the then prevailing fair rental value of the premises. In addition to basic rent, Alpharma AS pays documented expenses of ownership and operation of such facilities, such as taxes and maintenance expenses. Alpharma AS has the right to terminate the Office Lease at any time during its term upon twelve months' written notice to A.L. and the Parking Lease at any time during its term upon twenty-four months' written notice to A.L.

     Alpharma AS is a party to an administrative services agreement with A.L., pursuant to which Alpharma AS provides certain administrative services to A.L. Such services are provided on a full cost basis, except that A.L. paid Alpharma AS a minimum fee for services rendered during calendar year 2001 equal to NOK 3,000,000 or approximately $333,000. This agreement expired in January 1997 and has been automatically extended for successive one year terms. Such one year extensions will continue unless the agreement is terminated by either of the parties, upon six months' notice.

     During 2001, through Alpharma AS and other subsidiaries, the Company sold $1,881,000 of products (primarily multivitamins and adhesive products), at then prevailing market rates to a subsidiary of A.L. for distribution of these products to retail food stores. In addition, during 2001, Alpharma AS purchased $8,000 of products from a subsidiary of A.L. These transactions were made on an arm's length basis.

     Until October 5, 2001, A.L. held convertible subordinated notes the Company issued, commonly known as the A.L. Notes, in the principal amount of $67,850,000. These notes were issued concurrently with, and with similar terms to, the 5.75% convertible subordinated notes sold to unaffiliated third parties, except that the A.L. Notes were convertible into shares of Class B Stock. The Company paid interest to A.L. on these notes in the amount of $3,901,000 in 1999, $3,901,587 in 2000 and $2,969,000 in 2001.

     On October 5, 2001, in connection with entering into the issuer's senior credit facilities, the Company exchanged the A.L. Notes for 2,372,897 shares of Class B Stock pursuant to an agreement the Company entered into with A.L. on July 11, 2001. This is the number of shares that A.L. was entitled to receive upon conversion of the notes pursuant to the terms of the notes. As a part of this exchange, the Company also paid A.L. an amount equal to the unpaid interest accrued through the date of the exchange.

     All transactions with A.L. are subject to review by, and in some circumstances prior approval of, the Company's Audit Committee. See "Board of Directors and Committees -- Committees of the Board" above.

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

     Mr. Einar W. Sissener, who as of June 30, 1999 ceased acting as president and Chief Executive Officer, is party to an Agreement with the Company, effective July 1, 1999, pursuant to which Mr. Sissener receives an annual fee of $150,000 for serving as Chairman of the Board of Directors of the Company (and director of certain of the Company's subsidiaries). In addition to the annual fee, Mr. Sissener is eligible for a bonus in an amount recommended by the Compensation Committee of the Board of Directors. Mr. Sissener is reimbursed for expenses while in the New York metropolitan area and receives other fringe benefits substantially equal to those received by executive officers of the Company. In addition, Mr. Sissener has agreed to provide consulting services to the Company's management for a ten year term for $12,000 per month plus payment of reasonable expenses incurred in connection with performance of such consulting services. The consulting fee is adjusted annually for inflation. In addition to the amounts described above, Mr. Sissener is entitled to all benefits available under applicable plans and policies in Norway arising from retirement from employment by Alpharma AS and is entitled to receive from Alpharma AS an amount which, when added to amounts he is entitled to receive under Norwegian Social Security, Alpharma AS's pension plan and his individual retirement benefits equals 900,000 NOK (approximately $102,800). Such latter amount is estimated at 344,000 NOK (approximately $39,292).

     Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer, had a contract to act as a special consultant to the Company for a ten-year period following such retirement (the "Consultant Term"). Such contract expired on January 15, 2001. From January 15, 2001 through December 31, 2001, Mr. Cohen had a contract ("New Contract") to act as a special consultant to the Company. The New Contract required Mr. Cohen to provide at least 10 days of service and the Company was required to pay him consideration of $37,750. The Company was also required to pay Mr. Cohen $3,775 for each day in excess of 10 days of service during the term and to provide him with an automobile allowance and certain other benefits. Mr. Cohen provided 6 days of services in 2001, and according to the terms of the New Contract, received an aggregate payment of $60,400.

     Mr. Glen E. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

              STOCKHOLDERS' PROPOSALS FOR THE 2003 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 6, 2002. Such proposals also will need to comply with Securities and Exchange regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than December 6, 2002.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          ROBERT F. WROBEL
                                          Secretary
                                          ALPHARMA INC.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                      APPENDIX A

                                 ALPHARMA INC.

            1997 INCENTIVE STOCK OPTION AND APPRECIATION RIGHT PLAN

                               TABLE OF CONTENTS

1.    Purpose of the Plan.........................................   A-3
2.    Administration..............................................   A-3
3.    Shares Relating to Options and Units........................   A-3
4.    Authority to Grant Options and Units........................   A-4
5.    Limitation on Value of Shares Covered by Incentive Stock
        Options granted to any Employee...........................   A-4
6.    Eligibility.................................................   A-4
7.    Option Price and Base Value.................................   A-4
8.    Terms of Options; Vesting...................................   A-4
9.    Terms and Conditions of Units; Vesting......................   A-5
10.   Exercisability of Options and Exercisable Units.............   A-6
10A.  Procedure for Exercise of Options...........................   A-6
10B.  Withholding Tax Requirements on Exercise of Options.........   A-6
10C.  Option Exercise with Previously Acquired Stock..............   A-7
11.   Transferability of Benefits.................................   A-7
12.   Termination of Employment or Death Options..................   A-7
13.   Requirements Imposed by Law.................................   A-8
14.   No Rights as Stockholder....................................   A-8
15.   No Employment Obligation....................................   A-9
16.   Changes in the Firm's Capital Structure.....................   A-9
17.   Amendment or Termination of Plan............................  A-10
18.   Written Agreement...........................................  A-10
19.   Director and Stockholder Approval; Duration of Plan.........  A-10

                                 ALPHARMA INC.

           1997 INCENTIVE STOCK OPTION AND APPRECIATION RIGHT PLAN(1)

1. Purpose of the Plan.

     This 1997 Incentive Stock Option and Appreciation Right Plan (the "Plan") of Alpharma Inc. (the "Company") is designed to provide incentive to present and future executive, managerial, marketing, technical and other key employees of the Company and of its subsidiaries (hereinafter referred to as "Employees") by affording such Employees an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Class A Common Stock, with $.20 par value (hereinafter referred to as the "Common Stock") or benefits based on the value of such shares. By encouraging stock ownership by, or providing benefits based on the value of the Company's shares to, such Employees, the Company seeks to attract and retain in its and its subsidiaries' employ persons of exceptional competence and seeks to furnish and added incentive for them to increase their efforts on behalf of the Company.

2. Administration.

     This Plan shall be administered by a committee of the Board of Directors of the Company consisting of two or more directors (the "Committee") appointed for such purpose. All questions of interpretation and application of this Plan, of any options ("Options") or stock appreciation units ("Units") granted hereunder (collectively referred to as "Benefits"), of any related agreements and instruments, and of the value of shares of Common Stock subject to Benefits shall be subject to the good faith determination of the Committee which shall be final and binding. If for any reason a Committee shall not have been appointed, all authority and duties of the Committee under this Plan shall be vested in and exercised by the Board of Directors of the Company.

3. Shares Relating to Options and Units.

     The stock subject to the Options and other provisions of this Plan and which is the basis for the Units shall be shares of Common Stock. The total amount of the Common Stock with respect to which Benefits may be granted shall not exceed in the aggregate 8,000,000 shares; provided, however, that the type and aggregate number of shares which may be subject to Benefits granted hereunder shall be subject to adjustment in accordance with the provisions of section 16 hereof, and further provided that if Incentive Stock Options (as hereinafter defined) are granted, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Options are exercisable for the first time by any single employee during any calendar year shall not exceed $100,000. Shares deliverable on exercise of any Option or as payment pursuant to any Unit may be treasury shares or authorized but unissued shares.

     If for any reason the full number of shares covered by any Option are not issued before the Option expires or terminates, shares not issued under such Option shall again be available for the grant of Benefits under this Plan. If any Units cease to be outstanding before the maturity date thereof because the grantee has ceased to be an Employee or for any other reason, the number of shares as to which such unmatured Units relate shall again be available for the grant of Benefits under this Plan.

---------------
1Includes amendments being proposed.

4. Authority to Grant Options and Units.

     The Committee may grant Options and Units from time to time to such eligible Employees as it shall determine; provided, however, that no Options or Units may be granted to any person who is a member of the Committee at the time of such grant. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock which may be purchased pursuant to any Option or as to which any Units are based shall be as determined by the Committee, but in no event may the number of Options and Units granted to any person under the Plan exceed 100,000 in any annual taxable period.

     In the discretion of the Committee, Options granted under this Plan may be "incentive stock options" as such term is defined in Section 422A of the Internal Revenue Code of 1986 ("Incentive Stock Options"), or Options which do not meet such definition. The option agreement with respect to any Option intended to qualify as an Incentive Stock Option shall so identify such Option.

     The Committee may grant Options and Units to the same Employee and, without limiting the Committee's authority to set conditions for any Benefits, may condition the maturity of the Units upon exercise of the Options or vice versa.

5.Limitation on Value of Shares Covered by Incentive Stock Options granted to any Employee.

     The aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which any employee may be granted Incentive Stock Options under this Plan and any other plans of the Company or any parent or subsidiary of the Company shall not exceed the amount permitted by
Section 422A of the Internal Revenue Code of 1986.

6. Eligibility.

     The individuals who shall be eligible to receive Benefits under the Plan shall be such Employees from the class of executive, managerial, marketing, technical and other key employees as the Committee shall determine from time to time.

7. Option Price and Base Value.

     The price at which shares may be purchased pursuant to any Option and the base value with respect to any Unit shall be specified by the Committee at the time the Benefit is granted, and shall be equal to or greater than the fair market value, as determined by the Options Committee, of the shares of Common Stock on the date the Benefit is granted.

     For all purposes of this Plan the fair market value of the Common Stock shall be the closing price on the principal exchange on which the Common Stock is traded on the day such value is measured (or most recent trading day), or if no such price is available, the value shall be determined in such manner as the Committee shall determine to be appropriate; provided that for purposes of determining the fair market value of the Common Stock on the maturity date of an exercisable Unit (as defined below), the Committee may provide that the fair market value of the Common Stock shall be the average of the closing prices on such principal exchange for the ten trading days prior to the maturity date.

8. Terms of Options; Vesting.

     The Committee shall determine the term of each Option and any vesting or other conditions to the exercise of any Options, provided that in no event shall the term of an Option exceed ten years and one month from the date of grant. Unless the Committee shall otherwise determine at the time of grant, Options shall vest at the rate of 25% per year that the Employee holds such Option so that Options shall not become fully exercisable until four years from the date of grant. Accordingly, unless the Committee shall otherwise determine at the time of grant, Options cannot be exercised until one year after the Option has been granted and then 25% of the Option Shares may be purchased during the second year, an additional 25% during the third year, an additional 25% during the fourth year, and the final 25% after four years. Subject to the limitations contained in paragraph 12 hereof, the Committee may, in its discretion: (a) accelerate the time at which any outstanding Option or part thereof shall become exercisable, (b) extend the time during which any outstanding Option may be exercised (provided that no Option may be exercised more than ten years and one month after the date of grant) and (c) waive, in whole or in part, any condition to exercisability of an Option. There shall be deemed to be part of the conditions and terms of every Option granted hereunder as an Incentive Stock Option each condition, term, limitation or restriction which is required under Section 422A of the Internal Revenue Code and the applicable regulations for such Option to qualify as an Incentive Stock Option.

9. Terms and Conditions of Units; Vesting.

     Each Unit shall entitle the Employee to whom such Unit is granted to receive a payment equal to any positive difference between (i) the fair market value of one share of Common Stock on the maturity date of the Unit and (ii) the base value of the Unit. The Committee may grant Units from time to time to Employees and at the time of grant shall determine: (i) the maturity date (which may be a specific date or a date based on an occurrence, such as operating results of the Company or a division thereof, or an indeterminate date to be specified by the grantee upon "exercise" of the Unit); provided the maturity shall in no event be later than two years following termination of Employee's employment relationship; (ii) the base value of each Unit granted; (iii) any vesting or other conditions to maturity of the Units and the Employee's right to payment; (iv) any events which may accelerate or defer maturity of the Units; and (v) any other terms relating to such Units. In no event shall the maturity date of a Unit be earlier than six months after the date of grant or be (or be deferred to) later than ten years and one month after the date of grant. A Unit as to which the grantee may select the maturity date shall be referred to in this Plan as an "Exercisable Unit". Unless the Committee shall otherwise determine, each Unit shall have a base price equal to the fair market value of the Common Stock on the date of grant, shall have a maturity date which is the fifth anniversary of the date of grant and shall not entitle the grantee to any payment unless such Employee shall remain an Employee of the Company from the date of grant to the maturity date (except that in the event the Employee dies or retires in accordance with established Company rules as a result of disability or age before the maturity date, the maturity date of such Units shall be accelerated to the date such Employee ceases to be an Employee due to death or retirement). In no event shall a maturity date or any Unit be accelerated in the event that the employment relationship of any Employee is terminated for cause prior to the maturity date of such Unit.

     Payments with respect to Units shall be made to the persons entitled thereto in cash or, if the Committee so determines, shares of Common Stock having a fair market value on the maturity date equal to the amount of payment to which the recipient is entitled, or any combination of cash or such shares. Unless deferred as hereafter provided, such payment shall be made by the Company within ninety days after the maturity date.

     An account shall be established for each Employee to whom Units are granted in which shall be recorded the number of Units granted to such Employee, the base price and maturity date of such Units and other appropriate data. If the Committee so determines, an Employee who becomes entitled to receive a payment with respect to any Units may have the right to defer such payment under such deferred payment arrangement as the Company (or the subsidiary employing such Employee) may from time to time provide. It shall be a condition of payment by the Company with respect to any Unit that the person entitled to receive such payment shall make appropriate payment or other arrangement acceptable to the Company with respect to any withholding or similar tax requirement, and the Company may withhold any amount so required from any payment it makes with respect to any Units.

10. Exercisability of Options and Exercisable Units.

     Each Option and Exercisable Units may be exercised, so long as it has vested and is valid and outstanding, from time to time, in part or in whole, subject to any limitations with respect to the number of shares for which the Option or Unit may be exercised at a particular time and to such other conditions as the Committee in its discretion, may specify.

     Each Exercisable Unit may be exercised by written notice to the Company, (Attention; Treasurer) setting forth the maturity date of such Unit which in no event shall be a date earlier than the day following the date on which each such notice is received by the Company.

10A. Procedure for Exercise of Options.

     Options shall be exercised by the delivery of written notice to the Company (Attention: Treasurer) setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash (including checks, bank drafts or postal or express money orders payable to the order of the Company) or (ii) unless prohibited by the Committee in accordance with section 10C, shares of Common Stock previously acquired with an aggregate fair market value equal to the option price of such shares. As promptly as practicable after receipt of such written notification and payment and subject to section 10B hereof, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided that such delivery shall be deemed effected for all purposes when such certificates shall have been deposited in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph. For all purposes, an optionee shall be deemed to have exercised an Option and to have purchased and become the holder of the Option Shares as of the date the Company receives written notification of exercise and payment as provided herein.

10B. Withholding Tax Requirements on Exercise of Options.

     It shall be a condition of exercise of any Option (including any Option which has been transferred as permitted by section 11 of the Plan) that the person exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and each Employee shall furnish such information and make such representations as such officer requires to make such determination with respect to all Options granted to such Employee. If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Employee of the Withholding Amount, and the Employee shall pay to the Company, by check or other means acceptable to the Company, an amount not less than the Withholding Amount. In lieu of making such payment, the Employee may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate fair market value as of the "measurement date" (as hereinafter defined) not less than the Withholding Amount of (ii) directing the Company to withhold (and not to deliver or issue to such Employee) a number of shares of Common Stock otherwise issuable upon the Option exercise having an aggregate fair market value as of the measurement date not less than the Withholding Amount. If the Company approves, an Employee may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate value in excess of the minimum Withholding Amount but not in excess of the Employee's applicable highest marginal combined federal income tax rate, as estimated in good faith by the Employee. Any fractional share interest resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this section 10B shall be deposited in accordance with applicable law by the Company as withholding tax for the Employee's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option (because such Option is an Incentive Stock Option or otherwise), but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Employee shall promptly, upon being notified of the withholding requirement, pay to the Company by means acceptable to the Company the amount required to be withheld; and at its election the Company may condition any transfer of shares issued upon exercise of an Incentive Stock Option upon receipt of such payment. The term "measurement date" as used in this section 10B shall mean the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax provisions.

10C. Option Exercise with Previously Acquired Stock.

     Unless the Committee, in its discretion, shall by rule applicable to all or any specified class of Options prohibit the use of shares of Common Stock to pay the option price, any Employee may pay the option price for the shares being acquired upon the exercise of an Option to be paid, in full or in part, by the delivery to the Company of a number of shares of Common Stock having an aggregate fair market value as of the "exercise measurement date" (as hereinafter defined) equal to the exercise price for the shares being acquired. The term "exercise measurement date" as used in this section 10C shall mean the date on which the Option is exercised in accordance with section 10.

11. Transferability of Benefits.

     Benefits shall not be transferable other than by will or by the laws of descent and distribution, or in the case of Benefits which are not Incentive Stock Options upon such terms and conditions and to such transferee as the Option Committee may approve (through a rule applicable to all or specific classes of Employees, pursuant to provisions of an option agreement approved by the Committee, or upon request in individual cases).

12. Termination of Employment or Death Options.

     Except as expressly provided herein, Options shall terminate on the earlier of:

     a. the date of expiration of the term thereof, specified pursuant to section 8 of this Plan,

     b. immediately upon termination of the employment relationship between the Company and the optionee for cause, or

     c. thirty (30) days or, if the written option agreement (as specified pursuant to section 18 hereof) specifically provides or the Committee specifically approves, for a longer period not to exceed two years after termination of the employment relationship between the Company and the optionee without cause, other than death or retirement in good standing from the employ of the Company for reasons of age or disability under then established rules of the Company or the subsidiary employing the optionee.

     The Committee shall determine in its sole discretion whether authorized leave of absence, or absence on military or government service shall constitute termination of the employment relationship. In the event of the death of the holder of an Option while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or two years following the date of such death of the optionee and subject to any condition relating to such Option, his or her executors, administrators, or any person or persons to whom his or her Option may be transferred by will or by the laws of descent and distribution or as permitted by section 11 of the Plan, shall have the right, at any time to such termination to exercise such portions of such Option which shall have been vested immediately prior to his or her death. If before the date of expiration of an Option, the optionee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, such Option shall terminate on the earlier of such date of expiration of 90 days after the date of such retirement unless the written option agreement specifically provides for a longer period not to exceed two years after the date of such retirement. In the event of such retirement, the optionee or a transferee permitted by section 11 of the Plan shall have the right prior to the termination of such Option and subject to any condition relating to such Option, to exercise such portion of such Option which shall have been vested immediately prior to the date of retirement.

     For all purposes of this Plan, an employment relationship between the Company and any holder of any Benefit shall be deemed to exist during any period in which such holder is employed by the Company or by any subsidiary of the Company.

13. Requirement Imposed by Law.

     No Employee who is subject to Section 16(b) of the Securities and Exchange Act of 1934 shall sell any shares of Common Stock acquired on exercise of an Option or transfer any Option for consideration until the lapse of at least six months from the date of grant of such Option.

     The Company shall not be required to sell or issue any shares under any Option or make any payment with respect to a Unit if the issuance of such shares or making of such payments shall constitute a violation by the optionee or holder of Units or by the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

     The Company shall not be required to issue any shares upon exercise of any Option or payment with respect to any Unit unless the Company has received the optionee's or holder's representation or other evidence satisfactory to it to the effect that such optionee or holder of such Unit will not transfer such Shares in any manner which would constitute a violation of any securities or other law, or which would not be in compliance with such other conditions as the Committee may deem appropriate.

14. No Rights as Stockholder.

     No holder of any Benefit under this Plan shall have rights as stockholder with respect to shares covered relating to such holder's Benefit (except upon exercise of an Option); and, except as otherwise provided in section 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of exercise of such Option or maturity of a Unit.

15. No Employment Obligation.

     The granting of any Benefit shall not impose upon the Company any obligation to employ or continue to employ any holder of a Benefit under the Plan, and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that a Benefit has been granted to him or her.

16. Changes in the Firm's Capital Structure.

     The existence of outstanding Benefits hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or prior preference stock senior to or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, or pay a dividend in shares of its Class A or Class B Common Stock, then (a) the number, type, and per share price of shares of stock subject to outstanding Options hereunder or on which a Unit is based shall be appropriately adjusted in such a manner as to entitle the holder of such Benefit to receive upon exercise of his Option or maturity of his Unit, for the same aggregate consideration (in the case of Options), the same total number and type of shares (in the case of Options) or the same value (in the case of Units) as he would have received as a result of the event requiring the adjustment had he exercised his Option or the Unit had matured in full immediately prior to such event provided, however, that, if any such adjustment would result in the right to purchase a fractional share under an Option, the number of shares subject to the Option will be decreased to the next lower whole number, and (b) the number and type of shares with respect to which Benefits may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and type of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

     If the Company shall be a party to any merger or consolidation or effect any recapitalization which causes a change in the Common Stock which does not effect an adjustment under the prior paragraph, the Committee, in its discretion, may, if it considers it to be appropriate to carry out the intent and purpose of the Plan, make such adjustments in the nature, amount of price of securities subject to the Benefits as it considers appropriate, and such adjustments shall be binding and conclusive on all holders of Benefits.

     Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then covered by or relating to outstanding Benefits.

17. Amendment or Termination of Plan.

     The Board of the Directors of the company may modify, revise or terminate this Plan at any time and from time to time, except that the aggregate number of shares as to which Benefits may be granted under this Plan, the maximum number of Benefits which may be granted to any Employee in a particular fiscal year, the minimum option price specified in paragraph 7 of this Plan and the minimum base value for Units specified in Section 9 shall not, other than by operation of paragraph 16 hereof, be adjusted without the consent of the holders of Class A and Class B Common Stock having a majority of the voting power. Any amendment of this Plan shall apply to all Benefits outstanding at the time of such amendment (i) unless otherwise specified in the amendment or (ii) to the extent such amendment is materially adverse to the outstanding Benefits.

18. Written Agreement.

     Each Benefit granted hereunder shall be embodied in a written agreement or other document which shall be subject to the terms and conditions prescribed above and shall be signed by the Employee holding the Benefit and by the President or a Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement or other document shall contain such other provisions as the Committee in its discretion shall deem advisable.

19. Director and Stockholder Approval; Duration of Plan.

     This Plan has been duly adopted by the Board of Directors originally on September 26, 1983 and approved by the Stockholders of the Company on January 25, 1984, and restated by the Board on March 21, 1997. Options may not be granted under this Plan after December 31, 2010. This Plan shall terminate (a) when the total amount of Common Stock with respect to which Benefits may be granted shall have been issued upon the exercise of Options, or (b) by action of the Board of Directors pursuant to paragraph 17 hereof, whichever shall first occur.

                                                                      APPENDIX B

                                 ALPHARMA INC.

                      NON-EMPLOYEE DIRECTOR OPTION PLAN(1)

1. Purpose of the Plan

     The purpose of this Plan is to promote the interests of the Company (i) by tying more directly the compensation of directors to the performance of the Company as measured by the market price of its stock and (ii) through aligning more closely the interests of directors with the interests of the Company's stockholders.

2. Administration

     Except for the discretion reserved to the Board of Directors, the Plan shall be administered by a committee of the Board of Directors of the Company consisting of one or more directors (the "Director Options Committee") appointed for such purpose by the Compensation Committee of the Board of Directors. All questions of interpretation and application of this Plan to options granted hereunder (the "Director Options") and of this Plan and any related agreements and instruments shall be subject to the good faith determination of the Director Options Committee, which shall be final and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3. Director Option Shares

     The stock subject to the Director Options and other provisions of this Plan shall be shares of the Company's Class A Common Stock, with $.20 par value (hereinafter referred to as the "Class A Stock"). The aggregate number of shares of Class A Stock authorized to be issued upon exercise of Director Options and reserved for issuance under the Plan is 350,000. In the event that application of any provision of this Plan would result in the issuance of, or the right to purchase, any fractioned share of Class A Stock, the fraction shall be rounded to a full share.

4. Granting of Director Options

     Subject to the discretion and approval of the Board of Directors, each director shall receive an option to purchase up to 10,000 shares of Class A Stock immediately following each annual meeting of stockholders of the Company at which such director is elected to serve on the Board of Directors of the Company. If a director is elected or appointed to the Board of Directors other than at the annual meeting of stockholders, such director shall receive as of the date of such election or appointment an option to purchase a number of shares of Class A Stock equal to (i) the amount of the then most recent grant multiplied by (ii) a fraction, the numerator of which is the number of days remaining from the date of such election or appointment until the anniversary of the preceding annual meeting of the stockholders and the denominator of which is
365. The price at which shares may be purchased pursuant to any Director Option shall be the fair market value of the shares on the date that the Director Option is granted.

---------------
1Includes amendments being proposed.

5. Eligibility

     The individuals who will be eligible to receive Director Options will be each person elected or appointed as a director of the Company who is not also an employee of the Company or any of its subsidiaries at the time such person is so elected or appointed. A Director Option granted to a director under this Plan shall continue to be effective in accordance with its terms notwithstanding that prior to or subsequent to the grant of such option such director was or becomes an employee of the Company or its subsidiaries.

6. Terms of Director Options; Vesting

     Each Director Option shall have a term of ten years from the date of grant or such lesser term as is approved by the Board of Directors (the "Option Term"); provided that if a director ceases to be a director for any reason, all Director Options held by such Director shall terminate on the fifth anniversary, of the date on which such individual ceases to be a director, if such director has served for five years or more, or otherwise on the first anniversary of the date on which such individual ceases to serve as a Director (the "Early Termination Date"). Each Director Option which has become vested (as described below) may be exercised from time to time until the earlier of (i) the end of the Option Term or (ii) the Early Termination Date, in part or in whole. The exercise price of each Director Option may be paid in cash or by delivery of shares of Class A Stock previously acquired by the optionee having a fair market value equal to the exercise price of the Director Option being exercised. Each Director Option shall vest in full on the date of the first annual meeting of stockholders following the date of grant of such option; provided that if a person ceases to be a director for reason of disability or death prior to such vesting date, a portion of any unvested Director Options held by such director shall vest as of the day preceding the date such person ceases to be a director for such reason, which portion shall be equal to (i) the number of unvested Director Options held by such director multiplied by (ii) a fraction, the numerator of which is the number of days such Director has held such unvested option and the denominator of which is 365. If a Director is removed from the Board or resigns other than for reasons of disability or death, the unvested Director Options held by such director shall not vest following such removal or resignation.

7. Exercise of Director Options

     Director Options shall be exercised by the delivery of written notice to the Company (Attention: Treasurer) setting forth the number of shares with respect to which the Director Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash (including checks, bank drafts or postal or express money orders payable to the order of the Company) or (ii), shares of Class A Stock, previously acquired, having an aggregate value equal to the option price of such shares. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Director Option has been so exercised ("Option Shares"), issued in the optionee's name; provided, that such delivery shall be deemed effected for all purposes when such certificates shall have been deposited in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph. For all purposes, an optionee shall be deemed to have exercised a Director Option and to have purchased and become the holder of the Option Shares as of the date the Company receives written notification of exercise and payment as provided herein.

8. Transferability of Director Options

     Director Options shall not be transferable other than upon such terms and conditions and to such transferee as the Director Options Committee may approve (pursuant to provisions of an option agreement approved by the Director Options Committee, or upon request in individual cases).

9. Requirements Imposed by Law and Director Options Committee

     The Company shall not be required to sell or issue any shares under any Director Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Director Options Committee shall be final, binding and conclusive.

     The Company shall not be required to issue any shares upon exercise of any option unless the Company has received the optionee's representation or other evidence satisfactory to it to the effect that the holder of such Director Option will not transfer such Option Shares in any manner which could constitute a violation of any securities or other law, or which would not be in compliance with such other conditions as the Director Options Committee may deem appropriate.

     The Director Options Committee may impose such other limitations on the exercise of Director Options as it concludes are necessary to comply with applicable law and carry out the intent and purpose of the Plan.

10. No Rights as Stockholder

     No optionee shall have rights as a stockholder with respect to shares covered by a Director Option until the date of exercise of such Director Option; and, except as otherwise provided in paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of exercise of such option.

11. No Obligation to Retain Director

     The granting of any option shall not impose upon Company, its stockholders or the Board of Directors any obligation to elect, appoint or retain any person as a member of the Board of Directors; and the right to remove any director as provided by applicable law shall not be diminished or affected by reason of the fact that a Director Option has been granted to such Director.

12. Changes in the Company's Capital Structure

     The existence of outstanding Director Options shall not affect in any way the right of power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or prior preference stock senior to or otherwise affecting the Class A Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, or pay a dividend in shares of its Class A or Class B Common Stock, then (a) the number, type, and per share price of shares of stock subject to outstanding Director Options hereunder shall be appropriately adjusted in such a manner as to entitle each optionee to receive upon exercise of his Director Option, for the same aggregate consideration, the same total number and type of shares as he would have received as a result of the event requiring the adjustment had he exercised his Director Option in full immediately prior to such event; provided, however, that if any such adjustment would result in the right to purchase a fractional share, the number of shares subject to the Director Option will be decreased to the next lower whole number; and (b) the number and type of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Class A Stock then reserved that number and type of shares of stock that would have been received by the owner of an equal number of outstanding shares of Class A Stock as the result of the event requiring the adjustment.

     If the Company shall be a party to any merger or consolidation or effect any recapitalization which causes a change in the Class A Stock which does not effect an adjustment under the prior paragraph, the Director Options Committee, in its discretion, may, if it considers it to be appropriate to carry out the intent and purpose of the Plan, make such adjustments in the nature or amount of securities subject to the Director Options or the Director Option price as it considers appropriate, and such adjustments shall be binding and conclusive of all holders of Options.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon sale, or upon the exercise or rights or warrants to subscribe therefore, or upon conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock then subject to outstanding Director Options.

13. Amendment or Termination of Plan

     The Board of Directors of the Company may modify, revise or terminate this Plan at any time and from time to time, except that none of the term of the Plan, the eligibility of grantees, the aggregate number of shares reserved for issuance pursuant to this Plan, the amount of Directors Options to be granted to any director or the minimum option price shall, other than by operation of paragraph 12 hereof, be modified or revised without the consent of the holders of Class A and Class B Common Stock having a majority of the voting power. The termination of the Plan by the Board of Directors shall not affect any Director Options granted prior to such termination. The terms upon which Director Options are granted may not be amended more frequently than once every six months (except to comply with applicable tax or other laws).

14. Written Option Agreements

     Each Director Option granted hereunder may be embodied in a written option agreement which shall contain such other provisions as the Director Options Committee in its discretion shall deem advisable. The failure to provide a written option agreement shall not affect the validity of Director Options provided for herein or the rights of directors to receive and exercise such options as herein provided.

15. Director and Stockholder Approval; Duration of Plan

     This Plan has been duly adopted by the Board of Directors on March 14, 1996 and approved by the stockholders of the Company on May 30, 1996. This Plan shall terminate on December 31, 2010 or by earlier action of the Board of Directors pursuant to paragraph 13 hereof provided such termination shall not affect any Director Options granted prior to such termination.

16.Election to Receive Shares If Subject to Detrimental Non-U.S. Income Tax
   Consequences

     If a person would be subject to significantly detrimental income tax consequences as a result of receiving Director Options under any non-United States income tax provisions, such person may elect (by written notice to the Director Options Committee prior to the date of grant) to receive in lieu thereof one share of Class A stock for every ten shares purchasable under the Director Options such person would otherwise have received.

17.Reference to Employee Stock Option Plan ("Employee Plan")

     To the extent not inconsistent with the terms of this Plan, the terms and provisions of the Employee Plan shall apply to any options granted hereunder.

                                                                      3480-PS-02

ALP38B                             DETACH HERE


[ALPHARMA LOGO]


                                      PROXY
                                  ALPHARMA INC.
                 ONE EXECUTIVE DRIVE, FORT LEE, NEW JERSEY 07024
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2001

Jeffrey E. Smith, Vice President and Chief Financial Officer and Robert F. Wrobel, Vice President, Chief Legal Officer and Secretary, or either one of them, with full power of substitution, are hereby authorized to vote the shares of Class A Common Stock of Alpharma Inc. (the "Company"), which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Wednesday, May 30, 2001 at 9:00 a.m., local time, and at all adjournments thereof, as follows on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR (i) THE NOMINEES SET FORTH IN ITEM 1 AND (ii) ITEMS 2 AND 3. SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR (i) THE NOMINEES SET FORTH IN ITEM 1 AND (ii) ITEMS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                  SIDE
-----------                                                         -----------

[ALPHARAM LOGO]

Dear Stockholder:                                                 April 10, 2001



You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, May 30, 2001 at The New York Palace Hotel, 455 Madison Avenue, New York, New York. Detailed information is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

Best regards,

/s/ Robert F. Wrobel

Robert F. Wrobel
Secretary


ZALP4A                            DETACH HERE



      PLEASE MARK
/X/   VOTES AS IN
      THIS EXAMPLE.



1.  ELECTION OF CLASS A DIRECTORS

    NOMINEES: (01) Thomas G. Gibian, (02) Peter G. Tombros,
              (03) Eric Hornnaess

            FOR                   WITHHELD
            ALL                   FROM ALL
          NOMINEES                NOMINEES
           /  /                     /  /


/  /  ________________________________________
      For all nominees except as noted above


Signature:                        Date:


2. Ratify appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                FOR      AGAINST      ABSTAIN
                / /        / /          / /

3. As such persons may in their discretion determine upon such matters as may come before the meeting.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING                       /  /



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    /  /


PLEASE MARK, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NOTE: The signature should correspond exactly with the name of the stockholder as it appears hereon. Where stock is registered in Joint Tenancy, all tenants should sign. Persons signing as Executors, Administrators, Trustees, etc. should so indicate.


Signature:                          Date: